                                                                  EXHIBIT (D)(2)

                                                                  EXECUTION COPY

================================================================================


                          PURCHASE AND SALE AGREEMENT

                                 by and among

                       ECHELON INTERNATIONAL CORPORATION

                                      and

                         CERTAIN OF ITS SUBSIDIARIES,

                           collectively, as Seller,

                                      and

                           ECHELON RESIDENTIAL LLC,

                                   as Buyer

                               January 21, 2000


================================================================================

                               TABLE OF CONTENTS
                               -----------------

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                                                                                                             Page
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Section 1.   Definitions and References..................................................................      1


Section 2.   Purchase and Sale...........................................................................     10

      2.1      Purchase Price............................................................................     10
      2.2      Terms of Payment..........................................................................     10
      2.3      Assumption of Liabilities.................................................................     11

Section 3.   Seller's Representations and Warranties.....................................................     11

      3.1      Due Organization and Good Standing of Seller..............................................     12
      3.2      Authorization and Validity of Agreement...................................................     12
      3.3      Consents and Approvals; No Violations.....................................................     13
      3.4      Title to Assets; Encumbrances.............................................................     13
      3.5      Ownership of Joint Venture Interests......................................................     14
      3.6      Ownership of Employee Loans...............................................................     14
      3.7      Environmental Laws and Regulations........................................................     14
      3.8      Leases....................................................................................     15
      3.9      Litigation................................................................................     15
      3.10     Land Use..................................................................................     15
      3.11     Contracts.................................................................................     16
      3.12     Existing Debt.............................................................................     16
      3.13     Employee Benefit Plans; Labor Matters.....................................................     16
      3.14     Intellectual Property.....................................................................     17
      3.15     Insurance.................................................................................     18
      3.16     Assets....................................................................................     18
      3.17     Reports and Financial Statements..........................................................     18
      3.18     Absence of Certain Changes................................................................     19
      3.19     Liabilities...............................................................................     19
      3.20     Compliance with Laws......................................................................     19
      3.21     Year 2000.................................................................................     20
      3.22     No Other Representations or Warranties....................................................     20

Section 4.   Buyer's Representations and Warranties......................................................     20

      4.1      Due Organization and Good Standing of Buyer...............................................     20
      4.2      Authorization and Validity of Agreement...................................................     20
      4.3      Consents and Approvals; No Violations.....................................................     20
      4.4      Condition of the Assets...................................................................     21
      4.5      Liens.....................................................................................     22
      4.6      Purchase for Investment...................................................................     22

                                      (i)

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      4.7      Sufficient Funds..........................................................................     22
      4.8      Title and Survey..........................................................................     22
      4.9      Inspection................................................................................     22
      4.10     No Other Representations or Warranties....................................................     22

Section 5.   Covenants...................................................................................     23

      5.1      Compliance................................................................................     23
      5.2      Notices of Violations.....................................................................     23
      5.3      Ownership of Assets; Proceeds of Asset Sales..............................................     23
      5.4      Operation of Assets Subsequent to the Agreement Date......................................     23
      5.5      Status of Agreements......................................................................     25
      5.6      Further Assurances........................................................................     26
      5.7      Consents..................................................................................     27
      5.8      Use of Business Names by Buyer............................................................     27
      5.9      Bringdown of Seller's Representations.....................................................     27
      5.10     Cooperation Regarding Taxes...............................................................     28
      5.11     Insurance.................................................................................     28
      5.12     Reasonable Best Efforts...................................................................     29
      5.13     Access to Information Concerning Assets...................................................     29
      5.14     Notification of Certain Matters...........................................................     30
      5.15     HSR Act...................................................................................     30
      5.16     Access to Information Pursuant to Distribution Agreement..................................     30
      5.17     Witness Services Under Distribution Agreement.............................................     30
      5.18     Retention of Records......................................................................     30

Section 6.   Conditions Precedent to Closing.............................................................     31

      6.1      Buyer Conditions..........................................................................     31
      6.2      Seller Conditions.........................................................................     32

Section 7.   Closing.....................................................................................     33

      7.1      Time and Place............................................................................     33
      7.2      Closing Expenses..........................................................................     33
      7.3      Notification of Escrow Closing Date.......................................................     33
      7.4      Documents and/or Deliveries...............................................................     34
      7.5      Buyer Documents and/or Deliveries.........................................................     36
      7.6      Execution and Delivery of Closing Statements..............................................     37
      7.7      Joint Instructions to Escrow Agent........................................................     37
      7.8      Further Deliveries........................................................................     37

Section 8.   Brokers.....................................................................................     38

Section 9.   Termination and Abandonment.................................................................     38

      9.1      Termination...............................................................................     38
      9.2      Effect of Termination.....................................................................     39

                                     (ii)

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Section 10.  Risk of Loss; Indemnity......................................................................    41

      10.1     Casualty...................................................................................    41
      10.2     Condemnation...............................................................................    41
      10.3     Indemnity..................................................................................    41

Section 11.  Employees and Employee Benefits Matters......................................................    43

      11.1     Transfer of Employees......................................................................    43
      11.2     Assumption of Liabilities..................................................................    43
      11.3     Participation and Crediting of Service Under Employee Plans and Practices..................    45

Section 12.  Miscellaneous................................................................................    45

      12.1     Litigation.................................................................................    45
      12.2     Escrow Obligations of Escrow Agent.........................................................    45
      12.3     Notices....................................................................................    47
      12.4     Entire Agreement...........................................................................    48
      12.5     Successors and Assigns.....................................................................    48
      12.6     Headings...................................................................................    49
      12.7     Applicable Law.............................................................................    49
      12.8     Severability...............................................................................    49
      12.9     Counterparts...............................................................................    49
      12.10    No Waiver of Default.......................................................................    49
      12.11    Confidentiality............................................................................    50
      12.12    Recourse Limited...........................................................................    50
      12.13    Business Day...............................................................................    50
      12.14    Recordation................................................................................    51
      12.15    Jury Waiver................................................................................    51
      12.16    Public Announcements.......................................................................    51
      12.17    Radon Gas..................................................................................    51
      12.18    Bulk Sales Law Waiver......................................................................    52
      12.19    Knowledge..................................................................................    52
      12.20    Amendments, Modifications and Supplements..................................................    52
      12.21    Representations and Warranties.............................................................    52
      12.22    Performance and Discharge..................................................................    52

                                     (iii)

                                   SCHEDULES
                                   ---------


Schedule I           -        List of Assets and Owners
Schedule II          -        List of Existing Debt
Schedule III         -        Leases
Schedule IV          -        Purchase Price Allocation
Schedule V           -        Consents
Schedule VI          -        Liens on Real Estate Assets
Schedule VII         -        Liens on Joint Venture Interests
Schedule VIII        -        Required Consents
Schedule IX          -        Hazardous Materials
Schedule X           -        Permits
Schedule XI          -        Real Estate Contracts
Schedule XII         -        Employee Benefit Plans
Schedule XIII        -        Employees Subject to Existing Employment Agreement
Schedule XIV         -        Intellectual Property
Schedule XV          -        Pending Transactions
Schedule XVI         -        Land Use
Schedule XVII        -        Litigation
Schedule XVIII       -        List of Subsidiary Non-Qualification Information
Schedule XIX         -        Changes in Operations
Schedule XX          -        Violations
Schedule XXI         -        Trial Balance & Consolidated Financial Statements
Schedule XXII        -        Insurance
Schedule XXIII       -        Real Estate Related Accounts
Schedule XXIV        -        Title Insurance Commitments or Other Reports
Schedule XXV         -        Surveys

                                     (iv)

                                   EXHIBITS
                                   --------


Exhibit A  -  Form of Special Warranty Deed
Exhibit B  -  Form of Bill of Sale
Exhibit C  -  Form of Assignment and Assumption of Permits, Contracts and Leases
Exhibit D  -  Form of Tenant Estoppel Statement
Exhibit E  -  Form of Assignment and Assumption Agreement of Mortgage Loans
Exhibit F  -  Form of Assignment of Trademarks
Exhibit G  -  Severance Benefits Plan
Exhibit H  -  Intentionally Omitted
Exhibit I  -  Form of Title Affidavit
Exhibit J  -  Form of Gap Indemnity
Exhibit K  -  Form of FIRPTA Affidavit
Exhibit L  -  Joint Direction Letter
Exhibit M  -  Joint Instruction Letter

                                      (v)

                          PURCHASE AND SALE AGREEMENT

          THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of the
                                                  ---------
21st day of January, 2000, by and among ECHELON INTERNATIONAL CORPORATION, a Florida corporation ("Echelon"), and various of its subsidiaries signatory
                      -------
hereto (each, a "Subsidiary", and collectively, the "Subsidiaries") (Echelon and
                 ----------                          ------------
the Subsidiaries are collectively referred to herein as "Seller"), and ECHELON
                                                         ------
RESIDENTIAL LLC, a Delaware limited liability company ("Buyer").  All
                                                        -----
capitalized terms used herein shall have the meanings set forth in Section 1
                                                                           -
hereof.

          WHEREAS, Echelon, either itself or through a Subsidiary, is the owner of the real estate and other interests and assets more specifically described in
Schedule I (other than Part V thereof) annexed hereto and made a part hereof
         -                  -
(collectively, the "Assets"); and
                    ------

          WHEREAS, Seller desires to sell, and Buyer desires to purchase, all of Seller's right, title and interest in and to the Assets pursuant to and in accordance with the terms and provisions of this Agreement;

          NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller agrees to sell, assign and transfer to Buyer, and Buyer agrees to purchase and assume from Seller, for the price and on the terms and subject to the conditions herein set forth, all of Seller's right, title and interest in and to the Assets and the Assumed Liabilities.

          Section 1.  Definitions and References.
                      --------------------------

          The following terms, as used in this Agreement, have the following meanings unless the context is inconsistent therewith:

          "Agreement" has the meaning set forth in the introductory paragraph
           ---------
hereof.

          "Agreement Date" means the date upon which this Agreement has been
           --------------
executed and delivered by Seller, Buyer and Escrow Agent.

          "Asset Sales Proceeds" has the meaning set forth in Section 5.3
           --------------------                                       ---
hereof.

          "Assets" has the meaning set forth in the first recital hereof, as
           ------
more particularly described on Schedule I (other than Part V thereof), and
                                        -                  -
includes, without limitation, any Asset Sales Proceeds; it being understood and agreed, for avoidance of doubt, that none of the following shall constitute a portion of the Assets: (i) the Excepted Leases, (ii) the Tax Credit LP Interests, (iii) the Other Assets, (iv) any and all cash on hand (including, without limitation, (A) cash with respect to the Excepted Leases and (B) cash with respect to the Tax Credit LP Interests, but, in any event, excluding the restricted cash (and cash equivalents) described in item 17 under Part VII of
                                                                       ---
Schedule I) and (v) any and all refunds or any reduction of, or credit against,
         -

Seller's Tax liabilities (other than with respect to Real Estate Taxes) in or with respect to any taxable year (including all periods prior to the Closing
Date).

          "Assumed Liabilities" has the meaning set forth in Section 2.3 hereof.
           -------------------                                       ---

          "Bringdown Certificate" has the meaning set forth in Section 5.9
           ---------------------                                       ---
hereof.

          "Broker" has the meaning set forth in Section 8 hereof.
           ------                                       -

          "Business Day" means any day, other than a Saturday, Sunday or a day
           ------------
on which banks located in the State of New York shall be authorized or required by law to close.

          "Buyer" has the meaning set forth in the introductory paragraph
           -----
hereof.

          "Claim" has the meaning set forth in Section 10.3 hereof.
           -----                                       ----

          "Claim Notice" has the meaning set forth in Section 10.3 hereof.
           ------------                                       ----

          "Closing" means the consummation of the transfer, assignment and sale
           -------
and conveyance of the Assets by or on behalf of Seller to Buyer and payment of the Purchase Price and assumption of the Assumed Liabilities by Buyer to Seller, pursuant to Section 7 hereof.
                    -

          "Closing Date" has the meaning specified in Section 7.1 hereof.
           ------------                                       ---

          "COBRA" has the meaning set forth in Section 11.2(a)(1) hereof.
           -----                                       ----------

          "Code" has the meaning set forth in Section 3.13 hereof.
           ----                                       ----

          "Combining Trial Balance" means the trial balance set forth in Part I
           -----------------------                                            -
of Schedule XXI annexed hereto and made a part hereof.
            ---

          "Commercial Property" means the real property, including the
           -------------------
improvements thereon, described in Part I of Schedule I; provided, that in no
                                        -             -  --------
event shall "Commercial Property" include any or all of the Other Assets.

          "Commercial Property Security Deposit Amount" means the aggregate
           -------------------------------------------
amount (as in effect on the Escrow Closing Date) of cash (and cash equivalents) associated with the customer deposits (but only to the extent same relates to the Leases) included in general ledger balance sheet account number 25020-000 set forth on the Combining Trial Balance.

          "Commission" has the meaning set forth in Section 3.17(a) hereof.
           ----------                                       -------

          "Commission Filings" has the meaning set forth in Section 3.17(a)
           ------------------                                       -------
hereof.

          "Contracts" means, collectively, (i) the contracts, agreements and
           ---------
commitments described on Schedule XI annexed hereto and made a part hereof, (ii)
                                  --
any contract, agreement or commitment by which Seller is bound primarily affecting or relating to any of the Total Assets

(excluding Leases and leases relating to the Residential Properties, Encumbrances on title and any documents and instruments related to the Existing
Debt) which involves base payments or the performance of services by Seller of an amount or value (as measured by the revenue derived therefrom during fiscal year 1998-1999) not in excess of $12,000 annually or is terminable by Seller on not more than 90 days notice without penalty and (iii) any and all contracts, agreements and commitments by which Seller is bound primarily affecting or relating to any of the Total Assets (excluding Leases and leases relating to the Residential Properties, Encumbrances on title and any documents and instruments related to the Existing Debt) and which are entered into after the Agreement Date in compliance with the provisions of this Agreement; provided, that in no
                                                          --------
event shall "Contracts" include any or all of the Other Contracts.

          "County" means a political subdivision of the State within which a
           ------
Real Estate Asset is situated.

          "Deposit" has the meaning set forth in Section 2.2(a) hereof.
           -------                                       ------

          "Distribution Agreement" means the Distribution Agreement, dated as of
           ----------------------
December 16, 1996, by and between Florida Progress and Echelon.

          "Echelon" has the meaning set forth in the introductory paragraph
           -------
hereof.

          "Employee Benefit Plans" has the meaning set forth in Section 3.13
           ----------------------                                       ----
hereof.

          "Employee Loans" means the loans described in Part IX of Schedule I.
           --------------                                    --             -

          "Encumbrance" has the meaning set forth in Section 3.3 hereof.
           -----------                                       ---

          "Environmental Claims" means administrative, regulatory or judicial
           --------------------
actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Environmental Law, including (a) Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" means any federal, state or local statute, law,
           -----------------
rule, regulation, ordinance, code, policy or rule of common law in effect and in each case as amended as of the Closing Date, and any judicial or administrative interpretation thereof as of the Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C.
     -- ----
(S) 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
         -- ----
(S) 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.;
         -- ----                                                       -- ----
the Clean Air Act, 42 U.S.C. (S) 7401 et seq.; the Safe
                                      -- ----

Drinking Water Act, 42 U.S.C. (S) 300f et seq.; the Oil Pollution Act of 1990,
                                       -- ----
33 U.S.C. (S) 2701 et seq.; and their state and local counterparts and
                   -- ----
equivalents.

          "ERISA" has the meaning set forth in Section 3.13 hereof.
           -----                                       ----

          "Escrow Agent" means LandAmerica Financial Group, a Virginia
           ------------
corporation.

          "Escrow Closing" means the delivery on the Escrow Closing Date to
           --------------
Escrow Agent by each of Buyer and Seller of the agreements, documents and instruments specified in Sections 7.4 and 7.5 hereof, respectively.
                                  ---     ---

          "Escrow Closing Date" means the date specified as such in the initial
           -------------------
Escrow Date Notification Certificate delivered by Seller to Buyer; provided,
                                                                   --------
that if Seller shall deliver one or more subsequent Escrow Date Notification Certificates in accordance with Section 7.3 hereof, the Escrow Closing Date
                                        ---
shall mean the date specified as such in the last Escrow Date Notification Certificate theretofore delivered by Seller to Buyer.

          "Escrow Date Notification Certificate" has the meaning set forth in
           ------------------------------------
Section 7.3 hereof.
        ---

          "Escrowed Items" has the meaning set forth in Section 7.7 hereof.
           --------------                                       ---

          "Excepted Leases" has the meaning provided in Schedule I.
           ---------------                                       -

          "Excess Cash Amount" means the aggregate amount of cash and cash
           ------------------
equivalents, if any, which is expected (in the sole determination of the Chief Financial Officer of Echelon made on the Escrow Closing Date) to remain in Echelon or its subsidiaries after consummation of all transactions contemplated by this Agreement, the Merger Agreement and the Subscription Agreement; provided, that in no event shall the Excess Cash Amount include an amount equal
--------
to $7,000,000 plus the aggregate amount of rent payments, whether in arrears or in advance, actually received by Seller with respect to the Leveraged Lease Portfolio (as defined in the Merger Agreement) during the period from February 1, 2000 through the Effective Date (as defined in the Merger Agreement); and provided, further, in no event shall the Excess Cash Amount be less than $0.
--------  -------

          "Excluded Liabilities" means any liabilities or obligations of Seller
           --------------------
or its affiliates or predecessors other than the Assumed Liabilities, and in any event "Excluded Liabilities" shall be inclusive of all liabilities or obligations for which Seller (or its affiliates or predecessors) is responsible pursuant to Section 11 hereof and those arising out of or relating to (i) the
                    --
Excepted Leases (including those liabilities and obligations (as of the Closing
Date) referred to in the Combining Trial Balance under the column heading "Aircraft Assets & Liabilities"), (ii) the Tax Credit LP Interests, (iii) Taxes (other than Real Estate Taxes), (iv) the Other Assumed Liabilities, (v) this Agreement or the Merger Agreement (including with respect to any shareholder litigation relating hereto or thereto), (vi) except to the extent Buyer is responsible therefor pursuant to Section 11 hereof, all obligations (including
                                         --
payments due as a result of a change of control of Echelon or otherwise) under any employment agreement entered into by Echelon or any of its

Subsidiaries (including the employment agreements described on Schedule XIII
                                                                        ----
annexed hereto and made a part hereof) and (vii) assets or businesses previously owned by Seller (or its affiliates or predecessors) which were divested or otherwise disposed of prior to the Agreement Date (including, without limitation, any liabilities or obligations of Seller (or its affiliates or predecessors) arising out of or related to (A) the spin-off of Echelon and the other transactions contemplated by the Distribution Agreement and (B) the first mortgage bonds secured by certain life care communities previously owned directly or indirectly by Seller).

          "Executive Loans Repayment Amount" means (as of the Escrow Closing
           --------------------------------
Date) the aggregate outstanding principal amount, together with any accrued interest, charges, fees or other amounts related thereto, of any loans extended by Seller to W. Michael Doramus, Larry J. Newsome, Susan G. Johnson and Julio A. Maggi.

          "Existing Debt" means the indebtedness described in Schedule II
           -------------                                               --
annexed hereto and made a part hereof; provided, that, in no event shall
                                       --------
"Existing Debt" include any or all of the Other Existing Debt.

          "Financial Statements" has the meaning set forth in Section 3.17(a)
           --------------------                                       -------
hereof.

          "Florida Progress" means Florida Progress Corporation, a Florida
           ----------------
corporation.

          "GAAP" has the meaning set forth in Section 3.17(a) hereof.
           ----                                       -------

          "Hazardous Materials" means (a) any petroleum or petroleum products,
           -------------------
radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation and polychlorinated biphenyls; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous substances", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or words of similar import, under any applicable Environmental Law; and (c) any other substance (other than Radon) prohibited or regulated pursuant to the provisions of any Environmental Law.

          "Heller Lease" means the Lease Agreement, dated as of January 21,
           ------------
2000, between Heller Affordable Housing of Florida, Inc., a Florida corporation, and Echelon Commercial LLC, a Delaware limited liability company (in the form executed on the Agreement Date and thereafter, as amended, modified or supplemented from time to time with the prior written consent of Echelon).

          "herein" or "hereof" means this entire Agreement rather than just the
           ------      ------
sentence, paragraph or section in which used.

          "HSR Act" has the meaning set forth in Section 3.3 hereof.
           -------                                       ---

          "Improvements" means all buildings, structures and other improvements
           ------------
existing upon the Land.

          "including", "include" or "includes" mean including as an example,
           ---------    -------      --------
without limiting the generality of the description.

          "Indemnitee" has the meaning set forth in Section 10.3 hereof.
           ----------                                       ----

          "Indemnitor" has the meaning set forth in Section 10.3 hereof.
           ----------                                       ----

          "Intangible Personal Property" means the Intellectual Property and
           ----------------------------
other intangible personal property used primarily in connection with the Total Assets, and includes, without limitation, (i) the intangible personal property described on Part VII of Schedule I and (ii) all interest of Echelon and its
                  ---             -
subsidiaries in all assignable credit records, security codes, assignable telephone numbers, warranties and guarantees; provided, that in no event shall
                                              --------
"Intangible Personal Property" include any or all of the Other Intangible Personal Property.

          "Intellectual Property" means all trademarks, trade names, service
           ---------------------
marks, copyrights and any applications therefor, inventions, discoveries, technology, trade secrets, know-how, data, computer software programs or applications, (including all source and object codes thereto) and all proprietary information or material that in any material respect is used by Echelon and/or its subsidiaries in connection with the Total Assets, as more particularly described in Schedule XIV annexed hereto and made a part hereof;
                                   ---
provided, that in no event shall "Intellectual Property" include any or all of
--------
the Other Intellectual Property.

          "Joint Venture Interests" means Seller's equity interests in the joint
           -----------------------
ventures described in Part VI of Schedule I.
                           --             -

          "Land" means, singularly or collectively, the various real properties
           ----
underlying the Real Estate Assets, together with all tenements, hereditaments, easements, privileges, reversions, remainders and other rights and appurtenances belonging or in any manner appertaining thereto, including all reversionary interests in and to any adjoining or abutting rights-of-way and all riparian, littoral and other water rights.

          "Leases" means the leases relating to the use or occupancy of portions
           ------
of the Commercial Property which are more particularly described on Schedule III
                                                                             ---
annexed hereto and made a part hereof; provided, that in no event shall "Leases"
                                       --------
include any or all of the Other Leases.

          "Litigation" has the meaning set forth in Section 3.9 hereof.
           ----------                                       ---

          "Losses" has the meaning set forth in Section 10.3 hereof.
           ------                                       ----

          "Material Adverse Effect" means a material adverse effect on the
           -----------------------
business, results of operations or financial condition of the Total Assets taken as a whole.

          "Merger" means the merger of EIN Acquisition Corp., a Florida
           ------
corporation, with and into Echelon, with Echelon being the surviving corporation, on the terms and subject to the conditions set forth in the Merger Agreement.

          "Merger Agreement" means the Agreement and Plan of Merger, dated as of
           ----------------
January 21, 2000, by and among ETA Holding LLC, a Delaware limited liability company, EIN Acquisition Corp., a Florida corporation and a direct wholly-owned subsidiary of ETA Holding LLC, and Echelon (as same is in effect on the Agreement Date and thereafter, as amended, modified or supplemented from time to time in accordance with the terms thereof and consistent with the terms of
Section 5.5(b) hereof).
        ------

          "Minimum Cash Amount" means $21,275,000.
           -------------------

          "NationsBank Tower" means the 26-story Class A office tower located at
           -----------------
One Progress Plaza, St. Petersburg, Florida.

          "Net Sale Proceeds" means, for any Pending Transaction, the gross cash
           -----------------
proceeds received from such Pending Transaction, net of (i) reasonable and customary transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions payable to employees or third parties and all legal, advisory and other fees and expenses, including title, survey, transfer taxes, property taxes and recording expenses associated therewith), (ii) the amount of such gross cash proceeds required to be used to repay any Existing Debt which is secured by or directly related to the respective assets which were sold, transferred or otherwise disposed of concurrently with the consummation of such Pending Transaction and (iii) any pre-closing or post-closing adjustments to the purchase price for the Asset that is the subject of such Pending Transaction in accordance with the terms and conditions of the documentation relating to such Pending Transaction.

          "Offer" has the meaning specified in the Merger Agreement.
           -----

          "Other Assets" means the "Assets" as defined in the Subscription
           ------------
Agreement.

          "Other Assumed Liabilities" means the "Assumed Liabilities" as defined
           -------------------------
in the Subscription Agreement.

          "Other Buyer" means "Company" as defined in the Subscription
           -----------
Agreement.

          "Other Contracts" means the "Contracts" as defined in the Subscription
           ---------------
Agreement.

          "Other Existing Debt" means the "Assumed Debt" as defined in the
           -------------------
Subscription Agreement.

          "Other Intangible Personal Property" means the "Intangible Personal
           ----------------------------------
Property" as defined in the Subscription Agreement.

          "Other Intellectual Property" means the "Intellectual Property" as
           ---------------------------
defined in the Subscription Agreement.

          "Other Leases" means the "Leases" as defined in the Subscription
           ------------
Agreement.

          "Other Permits" means the "Permits" as defined in the Subscription
           -------------
Agreement.

          "Other Personalty" means the "Personalty" as defined in the
           ----------------
Subscription Agreement.

          "Other Real Estate Assets" means the "Real Estate Assets" as defined
           ------------------------
in the Subscription Agreement.

          "Other Tangible Personal Property" means the "Tangible Personal
           --------------------------------
Property" as defined in the Subscription Agreement.

          "Pending Transactions" has the meaning set forth in Section 5.3
           --------------------                                       ---
hereof.

          "Permits" means the licenses or permits required to be maintained by
           -------
Seller for the development, use or occupancy of any portion of any of the Real Estate Assets, including those certificates of occupancy and other material licenses and permits described in Schedule X annexed hereto and made a part
                                           -
hereof; provided, that in no event shall "Permits" include any or all of the
        --------
Other Permits.

          "Person" means and includes an individual, a partnership, a joint
           ------
venture, a corporation, a trust, a limited liability company, an unincorporated organization, a group and a government or other department or agency thereof.

          "Personalty" means the Tangible Personal Property and Intangible
           ----------
Personal Property; provided, that in no event shall "Personalty" include any or
                   --------
all of the Other Personalty.

          "Pre-Approved Expenditures" means the aggregate amount of (i) all
           -------------------------
expenditures of Seller described in Part III of Schedule XV annexed hereto and
                                         ---             --
made a part hereof but only to the extent actually paid by Seller in respect of the respective Assets or Other Assets indicated on such Part III of Schedule XV
                                                             ---             --
at any time after November 30, 1999 and on or prior to the Escrow Closing Date and (ii) any and all other expenditures incurred by Seller from time to time but in each case only to the extent approved by Buyer in its sole discretion; provided, that in no event shall the aggregate amount of all Pre-Approved
--------
Expenditures (as of the Escrow Closing Date specified in the initial Escrow Date Notification Certificate delivered by Seller pursuant to Section 7.3 hereof)
                                                                 ---
exceed $7,750,000.

          "Purchase Price" has the meaning set forth in Section 2.1 hereof.
           --------------                                       ---

          "Radon" has the meaning set forth in Section 12.17 hereof.
           -----                                       -----

          "Real Estate Assets" means, collectively, the Residential Property
           ------------------
(including the Residential Property with respect to which Seller owns any Joint Venture Interest), the Commercial Property and the Undeveloped Land, together with the Personalty, Contracts, Leases and Permits relating thereto, as more particularly described in Parts I, II and III of Schedule I; it being understood
                                -  --     ---             -
and agreed that in any event neither the Union Bank Building nor any of the Other Real Estate Assets shall constitute a portion of the Real Estate Assets.

          "Real Estate Taxes" means any ad valorem taxes levied upon the Total
           -----------------
Assets based upon the ownership, leasing, renting or operation of the Total Assets; provided, however, that Real Estate Taxes shall not include any net
        --------  -------
income, capital, stock, succession, transfer, franchise, gift, estate or inheritance taxes. For avoidance of doubt, Real Estate Taxes shall include, without limitation, real estate taxes, sales and use taxes, personal property taxes, sewer rents, water rents, assessments (special or otherwise), transit taxes, any tax or excise on rent or any other tax (however described) imposed directly on account of the ownership, leasing, management or operation of, or rental received for use and occupancy of, any or all of the Total Assets, whether any such taxes are imposed by the United States, the State or County in which the Asset or Other Asset, as the case may be, is located or any local governmental municipality, authority or agency, or any other political subdivision of any thereof.

          "Release" means disposing, discharging, injecting, spilling, leaking,
           -------
leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

          "Required Consents" means the consents, loan document modification
           -----------------
agreements, documents and instruments to be delivered by the parties identified in Schedule VIII annexed hereto and made a part hereof consenting to the transactions contemplated by this Agreement and containing terms and provisions no more onerous to Buyer than those set forth in Schedule VIII and otherwise in form and substance reasonably satisfactory to Buyer.

          "Residential Property" means the real property described in Part II of
           --------------------                                            --
Schedule I.
         -

          "Savings Plan" has the meaning set forth in Section 11.2(a)(2) hereof.
           ------------                                       ----------

          "Seller" has the meaning set forth in the introductory paragraph.
           ------

          "7th Avenue Property" means that certain industrial warehouse located
           -------------------
at 4701 Broadway Avenue, Tampa, Florida.

          "Subscription Agreement" means the Subscription Agreement, dated as of
           ----------------------
January 21, 2000, by and among Heller Affordable Housing of Florida, Inc., a Florida corporation, and Echelon and its subsidiaries signatory thereto.

          "Subsidiary" means each of the entities signatory hereto other than
           ----------
Echelon, Buyer and Escrow Agent.

          "Surveys" means the surveys with respect to the Real Estate Assets
           -------
described on Schedule XXV annexed hereto and made a part hereof.
                      ---

          "Tangible Personal Property" means the personal property used
           --------------------------
primarily in connection with the Total Assets (including, without limitation, the tangible personal property described in Part VIII of Schedule I) other than
                                                 ----             -
the Intangible Personal Property; provided, that in no event shall "Tangible
                                  --------
Personal Property" include any or all of the Other Tangible Personal Property.

          "Tax Credit LP Interest Purchase Agreement" means the Purchase
           -----------------------------------------
Agreement, dated as of January 13, 2000, by and between Heller Affordable Housing, Inc., a Delaware corporation, Echelon Affordable Housing, Inc., a Florida corporation, and Echelon.

          "Tax Credit LP Interests" means Seller's equity interests in the
           -----------------------
limited partnerships described in Part V of Schedule I.
                                       -             -

          "Tax Return" means any return, report, information return or other
           ----------
document (including any related or supporting information) filed or required to be filed with any taxing authority with respect to Taxes.

          "Taxes" means all taxes, charges, fees, levies, penalties or other
           -----
assessments imposed by any United States federal, state, local or foreign taxing authority, including, without limitation, income, excise, property, sales and use, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

          "Tender Offer Expiration Date" means the date (as extended from time
           ----------------------------
to time in accordance with the terms of the Merger Agreement) on which the Offer expires.

          "Title Commitments" means the ALTA owner's title insurance commitments
           -----------------
with respect to the Real Estate Assets described on Schedule XXIV annexed hereto
                                                             ----
and made a part hereof.

          "Total Assets" means the Assets and the Other Assets, collectively.
           ------------

          "Transferred Employee" has the meaning set forth in Section 11.1
           --------------------                                       ----
hereof.

          "Undeveloped Land" means the real property described in Part III of
           ----------------                                            ---
Schedule I.
         -

          "Union Bank Building" means the 3 1/2-story office building located at
           -------------------
1980 Saturn Street, Monterey Park, California.

          "WARN" has the meaning set forth in Section 11.2(d) hereof.
           ----                                       -------

          Section 2.  Purchase and Sale.
                      -----------------

          2.1  Purchase Price.  The aggregate purchase price to be paid by Buyer
               --------------
to acquire the Assets (the "Purchase Price") shall be equal to (u) $47,921,172,
                            --------------
minus (v) the Minimum Cash Amount, minus (w) the Excess Cash Amount, minus (x)
-----                              -----                             -----
the Commercial Property Security Deposit Amount, minus (y) the Executive Loans
                                                 -----
Repayment Amount, plus (z) the Pre-Approved Expenditures.  The Purchase Price
                  ----
shall be allocated among the Assets, and between the real estate and personal property comprising the Assets, as set forth on Schedule IV annexed hereto and
                                                         --
made a part hereof.

          2.2  Terms of Payment.  The Purchase Price will be paid as follows:
               ----------------

          (a) On the Agreement Date, Buyer will deliver to Escrow Agent $4,275,750 (the "Deposit") which will be held in an interest-bearing account
                 -------
with an institution the deposits in which are insured by an agency of the United States or, upon joint instructions of Seller and Buyer, invested in securities of the United States; provided that, in each case, interest accruing thereon
                      --------
will constitute part of the Deposit.

          (b) The Deposit shall be credited to Buyer against the Purchase Price and will be non-refundable in all instances except as provided in Sections 5.9,
                                                                           ---
9.2, 10.1, and 10.2 hereof and the balance of the Purchase Price will be paid by
---  ----      ----
Buyer to Seller in U.S. dollars in immediately available funds at the time of Closing in accordance with the terms and conditions of this Agreement. The actual amount of the balance of the Purchase Price payable hereunder shall be calculated by making reference to the notice to be delivered pursuant to Section 7.4(h) hereof.
------

          2.3  Assumption of Liabilities.  On the terms and subject to the
               -------------------------
conditions of this Agreement, on the Closing Date, Buyer shall, or shall cause one or more of its affiliates to, assume and pay, perform and discharge when due, without duplication, (i) the Existing Debt (as in effect on the Closing
Date), including any prepayment obligations, (ii) any and all liabilities and obligations of Seller arising out of or related to the Litigation (whether before, on or after the Closing Date), (iii) any Real Estate Taxes (whether due or to become due), (iv) any and all liabilities and obligations for which Buyer is responsible pursuant to Section 11, (v) any and all liabilities and
                                   --
obligations of Seller arising out of or related to the Permits, Contracts and Leases (in each case, whether before, on or after the Closing Date), (vi) any and all liabilities and obligations (including unpaid transaction costs) relating to any of the Total Assets sold, transferred or otherwise disposed of pursuant to a Pending Transaction, (vii) any and all liabilities and obligations of Seller (as of the Closing Date) referred to in the Combining Trial Balance under the column heading "Real Estate Assets & Liabilities", (viii) any and all liabilities and obligations of Seller pursuant to Section 11 of the Subscription Agreement, (ix) any and all liabilities and obligations of Seller arising out of or related to the Distribution Agreement (excluding all of the Ancillary Agreements, as defined in the Distribution Agreement), but only to the extent same arises out of or relates to the Real Estate Assets and/or the Other Real Estate Assets which were previously conveyed to Seller pursuant to the Distribution Agreement but in any event excluding (A) any and all liabilities and obligations of Seller arising out of or related to the Florida Progress Business and the Echelon Business (as said terms defined in the Distribution Agreement), except for the assumption of liabilities and obligations by Buyer pursuant to the preceding provisions of this subclause (ix), (B) any and all liabilities and obligations of Seller arising out of or related to permits, contracts or leases which do not constitute Permits, Contracts or Leases hereunder and (C) any and all liabilities and obligations with respect to employee agreements and employee matters, except to the extent Buyer is responsible therefor pursuant to Section 11 and (x) any and all other
                                         --
liabilities and obligations of Seller arising out of or relating primarily to any of the Total Assets (including any and all liabilities and obligations of Seller arising out of the ownership, possession, construction, use, access, leasing, maintenance, management, replacement, renewal, repair, operation, enjoyment, alterations, modifications, additions, accessions, improvements, appurtenances, replacements and substitutions thereof and thereto but excluding any and all liabilities and obligations of Seller which are expressly not assumed by Buyer pursuant to preceding subclause (ix)) (collectively, the "Assumed Liabilities"); provided,
                                              -------------------    --------
that the Assumed Liabilities shall not include any of (i) the Excluded Liabilities, all of which shall be retained by Seller, and (ii) the Other Assumed Liabilities, all of which shall be assumed by the Other Buyer.

          Section 3.  Seller's Representations and Warranties.  Seller makes the
                      ---------------------------------------
following representations and warranties to Buyer, which representations and warranties shall not survive the Escrow Closing Date (it being expressly understood and agreed that, notwithstanding anything to the contrary (express or implied) set forth herein, in the case of any breach by Seller of any of the following representations and warranties, Buyer's sole right shall be the exercise (if it is entitled to do so) of its right of termination pursuant to
Section 9.1(f) hereof (and Buyer's sole remedies in connection therewith shall
        ------
be those expressly set forth in Section 9.2 hereof) and Seller shall not at any
                                        ---
time (whether before, on or after the Escrow Closing Date) have any further liability whatsoever with respect to any such breach of the following representations and warranties):

          3.1  Due Organization and Good Standing of Seller.  (a)  Echelon is a
               --------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties, including the Assets, and to carry on its business as now being conducted. True and complete copies of Echelon's Amended and Restated Articles of Incorporation and By-laws, each as in effect on the Agreement Date, have been previously made available for review to Buyer. Except as set forth on Schedule XVIII annexed hereto and made a part
                                           -----
hereof, Echelon is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.

          (b) Each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and each such entity has all requisite corporate, partnership or limited liability company power and authority to own, lease and operate its properties, including the Assets, and to carry on its business as now being conducted. True and complete copies of each Subsidiary's certificate of incorporation, by-laws or equivalent organizational documents, in each case as in effect on the Agreement Date, have been previously made available for review to Buyer. Except as set forth on Schedule XVIII, each Subsidiary is duly qualified or licensed to do
                  -----
business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.

          (c) Each of the entities in which Echelon or its relevant Subsidiary owns a Joint Venture Interest is an entity duly organized, validly existing and good standing under the laws of the jurisdiction of its organization and each such entity has all requisite corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted. True and complete copies of each such entity's certificate of incorporation, by-laws or equivalent organizational documents, in each case as in effect on the Agreement Date, have been previously made available for review to Buyer. Except as set forth on
Schedule XVIII, each such entity is duly qualified or licensed to do business
         -----
and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary.

          3.2  Authorization and Validity of Agreement.  Seller has the power
               ---------------------------------------
and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject only to those prohibitions and consents described in
Schedule V, to consummate the transactions contemplated hereby.  The execution,
         -
delivery and performance of this Agreement by Seller, and the consummation by it of the transactions contemplated hereby, have been duly authorized and no other action on its part is necessary to authorize the execution, delivery and performance of this Agreement by it and the consummation of the transactions contemplated hereby (other than complying with those prohibitions and consents described in Schedule V). This Agreement has been duly executed and delivered
                      -
by Seller and, assuming that this Agreement constitutes a valid and binding obligation of Buyer, is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          3.3  Consents and Approvals; No Violations.  Assuming any filings
               -------------------------------------
required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), applicable to the sale of Assets to Buyer are made and
              -------
any applicable waiting period thereunder has been terminated or has expired, the execution and delivery of this Agreement by Echelon and its Subsidiaries and the consummation by Echelon and its Subsidiaries of the transactions contemplated hereby will not: (a) violate any provision of the Amended and Restated Articles of Incorporation or By-Laws of Echelon or the comparable governing documents of any Subsidiary, in each case, as amended; (b) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to Echelon or any Subsidiary or by which any of the Assets may be bound; (c) except as set forth on Schedule V,
                                                                             -
require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority; or (d) except as set forth on Schedule V, result in a violation or breach of, conflict
                                -
with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment, purchase, sale or acceleration) under, or result in the creation of any lien, security interest, mortgage, charge, claim or encumbrance (each, an "Encumbrance") upon
                                                            -----------
any of the Assets under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which Echelon or any Subsidiary is a party, or by which it or any of their respective Assets are bound.

          3.4  Title to Assets; Encumbrances.  Echelon or its relevant
               -----------------------------
Subsidiary, as applicable, has good and marketable title to the Land and the Improvements thereon and has good title to the other Assets (other than with respect to the Employee Loans, with respect to which no representation or warranty is being made pursuant to this Section 3.4), subject to no
                                                ---

Encumbrance or other restriction of any kind or character, except for (a) liens reflected on Schedule VI annexed hereto and made a part hereof, (b) zoning,
                      --
planning or other governmental restrictions, easements or permits or other restrictions or limitations on the use of the Real Estate Assets, in each case which would not have, individually or in the aggregate, a Material Adverse Effect, (c) statutory liens or liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen or repairmen arising in the ordinary course of business and which would not have, individually or in the aggregate, a Material Adverse Effect and (d) liens for current Taxes, assessments or governmental charges or levies on property not yet delinquent. The Commercial Property, the Residential Property and the Undeveloped Land are owned in fee by Seller and the Real Estate Assets are the only real property interests that are owned by Seller or in which Seller has a leasehold or other interest, except for the Tax Credit LP Interests, certain real property leases under which Seller is the tenant (as more particularly described in Schedule V) and the Union Bank Building.
                                        -

          3.5  Ownership of Joint Venture Interests.  Echelon or the Subsidiary
               ------------------------------------
of Echelon set forth on Schedule VII, as applicable, is the owner and holder of
                                 ---
the Joint Venture Interests described on Schedule VII, free and clear of all
                                                  ---
Encumbrances of every kind other than those described in Schedule VII annexed
                                                                  ---
hereto and made a part hereof.  Except as set forth on Schedule VII, Seller has
                                                                ---
received no written notice that the organizational documents of the joint ventures to which the Joint Venture Interests relate are not in full force and effect, and Seller is not in default of its obligations under such organizational documents. True and complete copies of the organizational documents of the joint ventures to which the Joint Venture Interests relate have been made available for review to Buyer. Schedule VII includes a true and
                                                   ---
complete list of all Joint Venture Interests owned by Echelon and its Subsidiaries, the percentage interest in the entity owned by Echelon or such Subsidiary, as the case may be, and the percentage interests owned by the other shareholders, partners or members, as the case may be, in such entity.

          3.6  Ownership of Employee Loans.  Echelon is the owner and holder of
               ---------------------------
the Employee Loans, free and clear of all Encumbrances and claims of every kind. True and complete copies of the documents evidencing the Employee Loans have been made available for review to Buyer. Except as set forth in Part IX of
                                                                      --
Schedule I, the documents evidencing the Employee Loans are in full force and
         -
effect and no defaults on the part of the borrowers or Echelon thereunder have occurred and are continuing. Except as set forth in Part IX of Schedule I, all
                                                          --             -
payments of principal and interest in respect of the Employee Loans are current.
Part IX of Schedule I sets forth the outstanding principal balance of each of
     --             -
the Employee Loans as of the date indicated therein. Seller has not satisfied, canceled or subordinated any of the promissory notes evidencing the Employee Loans, in whole or in part.

          3.7  Environmental Laws and Regulations.  Except as set forth on
               ----------------------------------
Schedule IX annexed hereto and made a part hereof, and subject to Section 12.17
         --                                                               -----
hereof, to the knowledge of Seller:

                    (i) Hazardous Materials have not been generated, used, treated or stored by Seller on the Real Estate Assets or the Other Real Estate Assets, except for quantities generated, used, treated or stored in compliance with

          Environmental Laws and as required in connection with the normal operations and maintenance of such Real Estate Assets or Other Real Estate Assets, as the case may be;

                    (ii) Hazardous Materials have not been Released or disposed of by Seller on the Real Estate Assets or the Other Real Estate Assets, except for quantities Released or disposed of in compliance with Environmental Laws and as required in connection with the normal operation and maintenance of such Real Estate Assets or Other Real Estate Assets, as the case may be;

                    (iii) Seller is in compliance with Environmental Laws and the requirements of permits issued under such Environmental Laws with respect to the Real Estate Assets and the Other Real Estate Assets;

                    (iv) There are no pending or threatened Environmental Claims against Seller with respect to the Real Estate Assets or the Other Real Estate Assets;

                    (v) There are no past or present actions, activities, circumstances, conditions, events or incidents (including, without limitation, the release, emission, discharge, presence or disposal of any Hazardous Materials) which would form the basis for any Environmental Claim against Seller or against any Person whose liability for any Environmental Claim Seller has retained or assumed whether contractually or by operation of law, in each case to the extent same relates to the Real Estate Assets or the Other Real Estate Assets;

                    (vi) Seller has delivered to or otherwise made available for inspection by Buyer true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring in the possession of Seller pertaining to Hazardous Materials in, on, beneath or adjacent to any Real Estate Assets or any Other Real Estate Assets; and

                    (vii) There are no underground storage tanks located on the Real Estate Assets or the Other Real Estate Assets.

          3.8  Leases.  Schedule III sets forth all Leases affecting any
               ------            ---
portions of any of the Commercial Property and with respect to each Lease, as of the Agreement Date, the name of the tenant, the location and the gross leasable area of any space leased, the monthly rent due thereunder, the Lease termination date and the amount of any security deposits. True and complete copies of such Leases and the leases relating to the Residential Properties have been made available for review to Buyer. Except as set forth on Schedule III, each Lease
                                                                ---
is in full force and effect, all rents and additional rents due thereunder have been paid to date, and Seller has neither sent nor received any notice of a material default under any Lease at a Commercial Property which remains outstanding. The Commercial Property, the Residential Property and the Undeveloped Land are not subject to any ground leases.

          3.9  Litigation. Schedule XVII annexed hereto and made a part hereof
               ----------           ----
contains a current list of all actions, suits, arbitrations and proceedings pending, or to Seller's knowledge threatened, against or concerning the Total Assets (collectively, "Litigation"). To Seller's knowledge, there are no
                       ----------
judgments, orders or decrees entered in any lawsuit or proceeding against or concerning the Total Assets, other than as set forth on Schedule XVII. Seller
                                                                 ----
has received no written notice of any pending or threatened condemnation, taking or similar proceeding affecting the Total Assets, or any pending public improvements which would result in, nor has Seller received written notice of, special assessments affecting the Total Assets.

          3.10 Land Use.  With respect to the Real Estate Assets, Seller has not
               --------
received any written notice from any governmental authority, and Seller otherwise has no knowledge, that a Real Estate Asset is not in substantial compliance with the County regulations and restrictions applicable to the zoning district within which it is situated, and, except as described in Schedule XVI
                                                                           ---
annexed hereto and made a part hereof, Seller has no actual knowledge of any covenants, restrictions or other agreements with or in favor of any governmental authority or other Person limiting in any material respect the use of any of the Real Estate Assets for the purposes permitted by the regulations governing the applicable zoning district.

          3.11 Contracts.  Except for the Leases, Encumbrances on title and the
               ---------
documents and instruments relating to the Existing Debt, Schedule XI sets forth
                                                                  --
all agreements, contracts and commitments by which Seller is bound primarily affecting or relating to the Total Assets other than such contracts, agreements or commitments that involve base payments or the performance of services by Seller of an amount or value (as measured by the revenue derived therefrom during fiscal year 1998-1999) not in excess of $12,000 annually or are terminable by Seller on not more than 90 days notice without penalty. True and complete copies of all of the agreements, contracts and commitments referred to in Schedule XI have been made available for review to Buyer. Except as
            --
otherwise set forth on Schedules V and XI, each agreement, contract and
                                 -     --
commitment referred to in Schedule XI is in force and effect and (a) there
                                   --
exists no default or event of default thereunder (or any event, occurrence, condition or act on the part of Seller which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder) and (b) no approval or consent of, or notice to, any Person is needed in order that each such contract or agreement shall continue in force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement.

          3.12 Existing Debt.  Echelon or its relevant Subsidiary, as
               -------------
applicable, is the borrower under the Existing Debt encumbering the Assets owned by it, as more particularly set forth on Schedule II. Except as set forth on
                                                  --
Schedule II, the documents evidencing and securing the Existing Debt are in full
         --
force and effect and no defaults on the part of the borrower or the lender thereunder have occurred and are continuing. Except for the Existing Debt and except for debt incurred in connection with Pending Transactions, no other indebtedness for borrowed money encumbers any of the Assets. Except as set forth on Schedule II, all payments of principal and interest in respect of the
                  --
Existing Debt are current. True and complete copies of all agreements evidencing and securing the Existing Debt have been made available for review to Buyer.

          3.13  Employee Benefit Plans; Labor Matters.  Each employee benefit
                -------------------------------------
plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all stock purchase, stock
                                   -----
option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, programs, policies or agreements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise) maintained by Seller (including for purposes of this Section 3.13,
                                                                        ----
all employers that would be treated, together with Seller, as a single employer within the meaning of Section 414(b) and (c) of the Internal Revenue Code of 1986, as amended (the "Code")) or to which Seller contributes or has current or
                       ----
contingent liability (collectively, the "Employee Benefit Plans") is listed on
                                         ----------------------
Schedule XII annexed hereto and made a part hereof. Seller does not contribute
         ---
and has not contributed during the past six years to any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA, and Seller is not subject to any withdrawal liability under Title IV of ERISA with respect to any such plan. No Employee Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code. Seller has not incurred and does not reasonably expect to incur any liability under Title IV of ERISA. No Employee Benefit Plan provides for post-employment or post-retirement health or medical or life insurance benefits for retired or former employees of Seller or its affiliates, except as required to avoid excise tax under Section 4980B of the Code. Except as set forth on
Schedule XII: (i) each Employee Benefit Plan is in substantial compliance with
         ---
applicable law and has been administered and operated in all material respects in accordance with its terms; (ii) each Employee Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and, to the knowledge of Seller, no event has occurred and no condition exists which would result in the revocation of any such determination; (iii) neither Seller, nor any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transaction in connection with any Employee Benefit Plan that would result in the imposition of a material penalty pursuant to Section 502(i) of ERISA or a material tax pursuant to Section 4975 of the Code and no event has occurred and no condition exists that would otherwise subject Seller to any material excise tax, penalty, fine or lien imposed by ERISA or the Code with respect to an Employee Benefit Plan; and (iv) no claim, action or litigation, has been made, commenced or, to the knowledge of Seller, threatened with respect to any Employee Benefit Plan (other than routine claims for benefits payable in the ordinary course, and appeals of denied such claims). Except as provided by or under the agreements and arrangements described on Schedules XII and XIII, the
                                                             ---     ----
execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any material payment to or accelerate the vesting of benefits of any employee of Seller under any Employee Benefit Plan or other plan, policy or agreement of Seller. With respect to each Employee Benefit Plan, Seller has delivered or made available for review to Buyer or its counsel a true and complete copy of, to the extent applicable: (a) the plan document (including any amendments thereto) and any related trust agreement or other funding instrument, (b) the most recent Internal Revenue Service determination letter, (c) the summary plan description and (d) the annual report most recently filed on Internal Revenue Service Form 5500-series.

          3.14  Intellectual Property. (a) Schedule XIV sets forth a true and
                ---------------------               ---
complete list of all Intellectual Property, specifying, if applicable, the registration or application numbers for each such Intellectual Property, owned by or licensed to Echelon and/or its subsidiaries. Other than as set forth on
Schedule XIV, neither Echelon nor any of its subsidiaries owns or uses any other
         ---
item of intellectual property which is material to the Total Assets.

          (b)   Except as set forth on Schedule XIV, Echelon and/or its
                                                ---
subsidiaries own or have the valid and enforceable right to use all Intellectual Property in the manner such Intellectual Property is being used or held for use by Echelon and/or its subsidiaries.

          (c)   Except as set forth on Schedule XVII, neither Echelon nor any of
                                                ----
its subsidiaries (or any of their respective affiliates) is a defendant in any investigation or proceeding relating to, or otherwise has been notified of, any alleged claim of infringement with respect to the Intellectual Property and, to Seller's knowledge, use of the Intellectual Property in connection with the Total Assets as currently conducted does not infringe upon any third party proprietary rights.

          (d) There is no outstanding claim or suit brought by Echelon or its subsidiaries (or any of their respective affiliates) for infringement by any other Person of any of the Intellectual Property.

          (e)   Except as set forth on Schedule XIV, there are no licenses,
                                                ---
sublicenses or other agreements relating to the Intellectual Property pursuant to which Echelon or its subsidiaries (or any of their respective affiliates) is authorized to use any Intellectual Property owned or controlled by a third party, and no third party is authorized to use any Intellectual Property owned or controlled by Echelon or its subsidiaries (or any of their respective affiliates). Echelon and its subsidiaries are not, nor as a result of the execution, delivery or performance of their obligations hereunder will Echelon or its subsidiaries be, in violation of, or lose any rights pursuant to, any license or agreement described in Schedule XIV.
                                           ---

          (f) To the knowledge of Seller, there has not been and there is not currently any unauthorized use, infringement or misappropriation of any of the Intellectual Property by any other Person, including any employee or former employee of Echelon and/or its subsidiaries.

          3.15   Insurance.  Schedule XXII annexed hereto and made a part hereof
                 ---------   -------------
sets forth a true and complete listing of all insurance policies maintained by Seller on and as of the Agreement Date relating to the Real Estate Assets or the Other Real Estate Assets, with the amounts insured (and any deductibles) set forth therein.

          3.16   Assets. The Total Assets are all of the assets used in Seller's
                 ------
real estate business or which are reasonably necessary for Seller's real estate business to function and operate as an on-going concern in substantially the same manner as Seller's real estate business has recently functioned and operated as an on-going concern; it being understood and agreed, for avoidance of doubt, that, for purposes of this Section 3.16, none of the Excepted Leases
                                             ----
or the Tax Credit LP Interests relate to Seller's real estate business.

          3.17  Reports and Financial Statements.  (a) Since December 18, 1996,
                --------------------------------
Seller has filed all forms, reports and documents with the Securities and Exchange Commission (the "Commission") required to be filed by it pursuant to
                          ----------
the federal securities laws and the Commission rules and regulations thereunder, and all forms, reports and documents filed with the Commission by Seller have complied in all material respects with all applicable requirements of the federal securities laws and the Commission rules and regulations promulgated thereunder. Seller has, prior to the date of this Agreement, made available for review to Buyer true and complete copies of all forms, reports, registration statements and other filings filed by Seller with the Commission since December 18, 1996 (such forms, reports, registration statements and other filings, together with any exhibits, any amendments thereto and information incorporated by reference therein, are sometimes collectively referred to as the "Commission
                                                                     ----------
Filings").  Except to the extent amended or superseded by a subsequent filing
-------
with the Commission made prior to the date hereof, as of their respective dates, the Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated balance sheets (and related audited consolidated statements of operations, audited consolidated statement of shareholders' equity and audited consolidated statement of cash flows) for each of the years in the two-year period ended December 31, 1998 and the unaudited consolidated balance sheet (and related consolidated statement of operations, consolidated statement of shareholders' equity and consolidated statement of cash flows) as of September 30, 1999 (such statements, collectively, the "Financial Statements"), included in the Commission Filings, were prepared in
 --------------------
accordance with generally accepted accounting principles ("GAAP") (as in effect
                                                           ----
from time to time) applied on a consistent basis in all material respects, (except as may be indicated therein or in the notes or schedules thereto) and fairly present, in all material respects, the consolidated financial position of Echelon and its consolidated subsidiaries as of the dates thereof and the results of their operations and changes in cash flows for the periods then ended (subject, in the case of unaudited statements, to the absence of notes and normal year-end adjustments).

          (b)   Part I of Schedule XXI sets forth the trial balance of the
                     -             ---
assets, liabilities and shareholders' equity accounts of Echelon and its consolidated Subsidiaries as of September 30, 1999. Each such account reflected on the trial balance has been included in or allocated between (x) Seller's leveraged lease portfolio and (y) Seller's real estate portfolio, as agreed to by the parties hereto.

          (c)   Part II of Schedule XXI sets forth the condensed consolidated
                     --             ---
financial statements of Echelon and its consolidated Subsidiaries as of and for the three and nine month periods ended September 30, 1999 together with the report of KPMG LLP dated October 15, 1999. The balance sheet included in such condensed consolidated financial statements was prepared from and is consistent with the trial balance referred to in Section 3.17(b) hereof.
                                              -------

          3.18  Absence of Certain Changes.  Except as previously disclosed in
                --------------------------
the Commission Filings, as set forth on Schedule XIX annexed hereto and made a
                                                 ---
part hereof or as otherwise contemplated by this Agreement, since September 30, 1999 (i) there has not been any Material Adverse Effect, other than any change
(x) arising out of changes in general economic conditions or (y) arising out of economic changes which affect, in general, the markets in which Echelon operates and (ii) the businesses of Echelon and each of its subsidiaries have been conducted only in the ordinary course.

          3.19  Liabilities.  Seller has no material claims, liabilities or
                -----------
indebtedness outstanding which would be required to be reflected on a balance sheet prepared in accordance with GAAP except (i) as set forth in the Financial Statements, or referred to in the footnotes thereto, (ii) as set forth on
Schedule XXI, (iii) for liabilities incurred subsequent to September 30, 1999 in
         ---
the ordinary course of business or (iv) as otherwise disclosed in the Commission Filings.

          3.20  Compliance with Laws.  Except as set forth in the Commission
                --------------------
Filings or as set forth on Schedule XX annexed hereto and made a part hereof,
                                    --
Seller is in compliance with all applicable laws, regulations, orders, judgments and decrees (other than with respect to Taxes, environmental matters, employee benefits and federal securities laws, which are the subject of specific representations contained in this Agreement).

          3.21  Year 2000.  There is not reasonably expected to be a Material
                ---------
Adverse Effect caused by the failure to be Year 2000 Compliant with respect to computer systems, computer software or technology that are internal to Seller. There is not reasonably expected to be a Material Adverse Effect caused by the failure to be Year 2000 Compliant of any products or services of Seller sold or licensed to customers of Seller. For purposes of this Agreement, "Year 2000
                                                                  ---------
Compliant" means that a product or system is (i) able to receive, record, store,
---------
process, calculate, manipulate and output dates from and after January 1, 2000, time periods that include January 1, 2000 and information that is dependent on or relates to such dates or time periods, in the same manner and with the same accuracy, functionality, data integrity and performance as when dates or time periods prior to January 1, 2000 are involved and (ii) able to store and output date information in a manner that is unambiguous as to century.

          3.22  No Other Representations or Warranties.  Except for the
                --------------------------------------
representations and warranties contained in this Section 3 and in Section 8
                                                         -                -
hereof, neither Seller nor any other Person makes any other express or implied representation or warranty on behalf of Seller or any of its affiliates.

          Section 4.  Buyer's Representations and Warranties.  Buyer makes the
                      --------------------------------------
following representations and warranties to Seller, which representations and warranties shall not survive the Escrow Closing Date, except for (x) those representations and warranties set forth in Sections 4.4, 4.5 and 4.6 hereof
                                                     ---  ---     ---
which shall survive for a period of one year after the Closing Date and (y) those representations, warranties and agreements set forth in Section 4.9 hereof
                                                                      ---
which shall survive as set forth therein:

          4.1   Due Organization and Good Standing of Buyer.  Buyer is a limited
                -------------------------------------------
liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Buyer is duly qualified or licensed to do business in Delaware and will, on or prior to the Closing Date, qualify to do business in each jurisdiction where the Assets are located.

          4.2  Authorization and Validity of Agreement. Buyer has the power and
               ---------------------------------------
authority to execute and deliver this Agreement, to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the member or manager of Buyer and no other limited liability company action on the part of Buyer is necessary to authorize the execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and is a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          4.3  Consents and Approvals; No Violations.  Assuming any filings
               -------------------------------------
required under the HSR Act applicable to the sale of Assets to Buyer are made and any applicable waiting period thereunder has been terminated or has expired, the execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not: (a) violate any provision of the certificate of formation or operating agreement of Buyer; (b) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to Buyer or by which any of its properties or assets may be bound; (c) require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority; or (d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the property or assets of Buyer under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which Buyer is a party, or by which it or its assets are bound except, in the case of clauses (b), (c) and (d), above, for any such filing, permit, consent, approval or notice, the failure to obtain or make which, and except for any breach, violation or Encumbrance which, would not prevent or materially delay the consummation of the transactions contemplated by this Agreement.

          4.4  Condition of the Assets.  Buyer has conducted all due diligence
               ------------------------
that Buyer deems necessary or desirable with respect to the Total Assets, the Assumed Liabilities, the Other Assumed Liabilities, this Agreement and the transactions contemplated hereby in order for it to enter into this Agreement and consummate the transactions contemplated hereby. Except for the limited representations of Seller specifically set forth in Section 3 hereof, Buyer will
                                                            -
rely solely upon such due diligence in acquiring the Assets and in assuming the Assumed Liabilities. Without limiting the generality of the foregoing, Buyer acknowledges that Seller makes and will make no representation or warranty concerning environmental conditions heretofore, now or hereafter existing on properties adjoining or proximate to the Total Assets. Notwithstanding anything in this Agreement, it is expressly understood and agreed that Buyer is acquiring the Assets "AS IS", "WHERE IS" and "WITH ALL FAULTS", and that Seller has not made and does not and will not make any representations or warranties, express or implied, including any with respect to the quality, physical condition, expenses, legal status, zoning, value, utility or development or operating potential of the Total Assets, or the absence of any Hazardous Substances on, in, under or near the Total Assets, or any other matter or thing affecting or relating to the Total Assets, the Assumed Liabilities, the Other Assumed Liabilities or this Agreement (including, without limitation, warranties of merchantability and/or of fitness for a particular purpose) which might be pertinent in considering whether to purchase the Assets, assume the Assumed Liabilities or to make and enter into this Agreement, except, in each case, to the extent of the limited representations set forth in Section 3 hereof. Seller is not liable or bound in any manner by any warranties, either
-
expressed or implied, guaranties, or any promises, statements, representations or information pertaining to the Total Assets or to the value thereof made or furnished by any broker or any real estate agent, employee, servant or other Person representing or purporting to represent Seller. As of the Agreement Date, Buyer is not aware of any events, facts or circumstances which, individually or in the aggregate, have or would have a Material Adverse Effect.

          4.5  Liens.  Buyer acknowledges that it is acquiring the Assets
               -----
subject to the matters described in Schedules VI, VII and VIII and the Existing
                                              --  ---     ----
Debt described in Schedule II, and such other matters as are permitted pursuant
                           --
to the terms of this Agreement.

          4.6  Purchase for Investment.  Buyer will acquire the Joint Venture
               -----------------------
Interests for its own account for investment and not with a view toward any resale or distribution thereof, without prejudice, however, to the rights of Buyer at all times to sell or otherwise dispose of all or any part of such securities under an effective registration statement under the Securities Act of 1933, as amended, or under an exemption from such registration available under the Securities Act of 1933, as amended.

          4.7  Sufficient Funds.  Buyer has sufficient funds available to it to
               ----------------
purchase the Assets pursuant to this Agreement and will not, prior to Closing, incur third party debt to finance any portion of the Purchase Price (it being understood and acknowledged that concurrently with the execution and delivery of this Agreement by the parties hereto, each of the Subscription Agreement and the Heller Lease (in each case, executed copies of which have heretofore been made available to Seller) shall have been executed and delivered by the respective parties thereto.)

          4.8  Title and Survey.  Prior to the Agreement Date, Buyer has
               ----------------
reviewed (i) the Title Commitments or other reports with respect to the Real Estate Assets described on Schedule XXIV and (ii) the Surveys with respect to
                                    ----
the Real Estate Assets described on Schedule XXV.  Buyer hereby acknowledges its
                                             ---
approval as of the Agreement Date of the condition of title to the Real Estate Assets, subject to Seller's fulfilling its obligation to deliver the documents described in Sections 7.4(b)(x) through (b)(xiii), inclusive, hereof.
                      ---------         ---------

          4.9  Inspection.  Prior to the Agreement Date, Buyer has inspected the
               ----------
Total Assets and any operating files maintained by Seller or its property managers in connection with the ownership, leasing, maintenance and/or management of the Total Assets, including, without limitation, the Leases, lease files, operating agreements, insurance policies, bills, invoices, receipts and other general records relating to the Total Assets, correspondence, surveys, plans and specifications, warranties for services and materials provided, environmental assessments and similar materials, in each case, as Buyer has deemed necessary in connection with making its determination to execute and deliver this Agreement. Buyer hereby indemnifies Seller and holds Seller harmless from and against any claim for liabilities, costs, expenses (including reasonable attorney's fees), damages or injuries arising out of or resulting from physical injury or damages to persons or property resulting from the inspections of the Total Assets by Buyer or its agents other than injury or damages resulting from Seller's gross negligence or willful misconduct, and such indemnity shall survive Closing or any termination of this Agreement.

          4.10  No Other Representations or Warranties.  Except for the
                --------------------------------------
representations and warranties contained in this Section 4 and in Section 8
                                                         -                -
hereof, neither Buyer nor any other Person makes any other express or implied representation or warranty on behalf of Buyer or any of its affiliates.

          Section 5.  Covenants.
                      ---------

          5.1   Compliance.  During the period commencing on the Agreement Date
                ----------
and ending on the Closing Date, Seller will, in all material respects, comply with and abide by all of the covenants, conditions and requirements set forth or imposed by, related to or arising out of all statutes, laws, ordinances, rules, regulations, plans and specifications, permits, agreements, contracts, authorizations or approvals related or applicable to any portion of the Assets, and will use commercially reasonable efforts to maintain all contracts, permits and other agreements affecting the Assets in good standing and free from delinquency or material default, other than those which are modified, rescinded or terminated in the ordinary course of business or in connection with Pending Transactions and those the rescission, modification or termination of which would not reasonably be expected to have a Material Adverse Effect.

          5.2   Notices of Violations.  During the period commencing on the
                ---------------------
Agreement Date and ending on the Closing Date, in the event that Seller receives any notice from any County, or any other governmental or quasi-governmental authority having jurisdiction over any of the Real Estate Assets, of a violation or alleged violation of any statute, law, ordinance, rule, permit, regulation or agreement governing the planning, development, construction, occupancy, use or maintenance of any portion of any of the Real Estate Assets, or of any permit, approval or authorization issued in connection therewith or of any contemplated or pending investigation with respect thereto, Seller promptly will deliver a copy of such notice to Buyer; and Buyer will have the option (but will not be required) either to (a) participate with Seller in responding to such notice or
(b) seek independently to intervene in any proceeding of which notice has been given for the purpose of protecting Buyer's interests in and with respect to any of the Real Estate Assets.

          5.3   Ownership of Assets; Proceeds of Asset Sales.  During the period
                --------------------------------------------
commencing on the Agreement Date and ending on the Closing Date, Seller shall not without the prior consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed) directly or indirectly sell, transfer, encumber or otherwise dispose of any of the Assets or any portion thereof to any Person, other than sales, transfers or other dispositions of Assets (i) constituting non-material equipment or personalty made in the ordinary course of business, (ii) as contemplated by Sections 10.1
                                                                          ----
and 10.2 hereof, (iii) constituting overdue accounts receivable arising in the
    ----
ordinary course of business, but only in connection with the compromise or collection thereof consistent with sound business practices (and not as a part of any bulk sale or financing of receivables) or (iv) pursuant to any or all of the transactions described in Schedule XV (collectively, the "Pending
                                       --                     -------
Transactions"); provided, that the Net Sale Proceeds from any sale, transfer,
------------
encumbrance or disposition of Assets, in whole or in part, pursuant to any Pending Transaction consummated after the Agreement Date and prior to the Closing Date (collectively, the "Asset Sales Proceeds") shall be promptly
                                 --------------------
delivered by Seller to Escrow Agent, and such Asset Sales Proceeds shall be held in an interest-bearing account with an institution the deposits in which are insured by an agency of the United States or, upon joint instructions of Seller and Buyer, invested in securities of the United States; provided that, in each
                                                        --------
case, interest accruing thereon will constitute part of such Asset Sales
Proceeds.

          5.4  Operation of Assets Subsequent to the Agreement Date.  Seller
               ----------------------------------------------------
agrees that, except for Pending Transactions (including all transactions incident thereto as set forth on Schedule XV, such as (i) the incurrence of
                                          --
indebtedness for borrowed money and (ii) the incurrence of capital expenditures) and except as required or contemplated by this Agreement, the Subscription Agreement, the Tax Credit LP Interest Purchase Agreement or the Merger Agreement or otherwise consented to or approved by Buyer (which consent or approval shall not be unreasonably withheld, conditioned or delayed), during the period commencing on the Agreement Date and ending on the Closing Date:

          (a) Echelon will, and will cause its Subsidiaries to, operate, manage and maintain the Assets and otherwise conduct its business relating to the Assets only according to its ordinary course of business consistent with past practice and will use reasonable best efforts to preserve intact its business organization, keep available the services of its officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients, landlords, tenants, joint venture partners, employees and others having business relationships with it;

          (b) Echelon shall not, and shall cause its Subsidiaries not to, (i) make any change in or amendment to its articles of incorporation or by-laws or comparable governing documents (including, without limitation, documents governing Seller's Joint Venture Interests, but excluding documents governing Seller's Tax Credit LP Interests); (ii) authorize for issuance, issue, sell or deliver (or agree or commit to issue, sell or deliver), whether pursuant to the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise, any shares of its capital stock (other than in connection with (A) the exercise of certain options outstanding on the date hereof or (B) the exercise of subscription rights set forth in the Echelon International Corporation 1996 Employee Stock Purchase Plan (as in effect on the date hereof and as may be amended as contemplated by the Merger Agreement)); (iii) sell or pledge any stock owned by it in any of its Subsidiaries or any other entity in which it has an equity interest (including the issuers of the Joint Venture Interests, but excluding the issuers of Tax Credit LP Interests); (iv) enter into any contract or commitment with respect to capital expenditures; (v) acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership or other business or division thereof (or any interest therein); provided, that any subsidiary of Echelon may be
                           --------
merged with and into Echelon or any other subsidiary of Echelon; (vi) acquire a material amount of assets or securities; (vii) except to the extent required under existing Employee Benefit Plans as in effect on the date of this Agreement, (A) increase the compensation or fringe benefits of any of its directors, officers or employees, (B) grant any severance or termination pay not currently required to be paid under existing severance plans, (C) enter into any employment, consulting or severance agreement or arrangement with any present or former director, officer or other employee of Seller or (D) establish, adopt, enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees; (viii) except as provided in Sections 5.3 and
                                                                        ---
5.5 hereof, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose
---
of, encumber or subject to any lien, any material assets or incur or modify any new or existing indebtedness for borrowed money; (ix) make any material Tax election or settle or compromise any material Tax liability, in each case only to the extent same would adversely affect the Assets; (x) except as required by applicable law or GAAP, make any material change in its method of accounting;
(xi) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Echelon or any of its Subsidiaries that owns any Assets (other than in connection with (A) the Merger or (B) any merger of a subsidiary of Echelon with and into Echelon or any other subsidiary of Echelon); (xii) except pursuant to any contract relating to any Pending Transaction, make any loans, advances or capital contributions to, or investment in, any other Person; (xiii) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock other than dividends and distributions by a direct or indirect subsidiary of Echelon to its parent; (xiv) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (xv) enter into any agreement providing for the acceleration of payment or performance or other consequence as a result of the transactions contemplated hereby or any other change of control of Echelon or its subsidiaries other than with respect to the satisfaction of Existing Debt; (xvi) purchase, redeem or otherwise acquire any shares of capital stock of Seller or any rights, warrants or options to acquire any such shares or other securities; or (xvii) agree, in writing or otherwise, to take any of the foregoing actions; and

          (c) Echelon shall not, and shall not permit any of its Subsidiaries to, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of, encumber or subject to any lien any of the Assets associated with the general ledger accounts listed in Schedule XXIII annexed hereto and made a part hereof
                                   -----
for any purpose (including, without limitation, for the purpose of satisfying any Excluded Liabilities) except as related to, and for the benefit of, the Assets.

          5.5  Status of Agreements.  (a)  During the period commencing on the
               --------------------
Agreement Date and ending on the Closing Date, except in connection with Pending Transactions, the Required Consents or as set forth on Schedule V or otherwise
                                                                -
consented to or approved by Buyer (which consent or approval shall not be unreasonably withheld, conditioned or delayed), Seller will not do any of the following:

                    (i) cancel or amend or modify in any material respect, (x) any Contract or Lease affecting any of the Real Estate Assets or (y) any agreements, documents or instruments relating to the Existing Debt;

                    (ii) enter into any new contract, agreement or commitment (other than (x) a contract, agreement or commitment that involves base payments or the performance of services by Seller of an amount or value (as measured by the revenue derived therefrom during fiscal year 1998-1999) not in excess of $12,000 annually or terminable by Seller on not more than 90 days notice without penalty, or (y) a contract, agreement or commitment that is entered into (A) in order to preserve public safety as to one or more Assets or (B) as a result of an emergency situation or force majeure event affecting one or more Assets), any new Lease (other than a Lease demising space of less than 5000 square feet on terms and conditions consistent with the current leasing practices of the subject property and otherwise consistent with good business practice) affecting any of the Real Estate Assets or any new agreements, documents or instruments relating to the Existing Debt; or

                    (iii) intentionally do any act or omit to do any act that will cause a material breach of any Contract or Lease or agreements, documents or instruments relating to the Existing Debt.

          (b) During the period commencing on the Agreement Date and ending on the Closing Date, Echelon will not, without the prior consent of Buyer (not to be unreasonably withheld, conditioned or delayed), amend, modify or supplement the Merger Agreement (including the Schedules and Exhibits thereto) or grant any consent or waiver under the Merger Agreement, in each case that would in any manner materially and adversely affect the rights, obligations and interests of Buyer under this Agreement (it being expressly understood and agreed that in no event shall Section 4.07 or Section 5.01 of the Merger Agreement be amended, modified or supplemented (and in no event shall Seller grant any consent or waiver with respect to any such Section) without the prior consent of Buyer (not to be unreasonably withheld, conditioned or delayed)). The parties hereto acknowledge that Buyer is a third party beneficiary of the agreements made by Echelon pursuant to Section 4.07 of the Merger Agreement and that Seller shall be required to provide Buyer with any and all information required to be provided to Parent (as defined in the Merger Agreement) pursuant to Section 4.07(c) of the Merger Agreement. Nothing in this Section 5.5(b), however, shall
                                                          ------
in any manner whatsoever require that the Board of Directors of Echelon take any action or refrain from taking any action, in each case which is permitted under
Section 4.07 of the Merger Agreement.

          5.6  Further Assurances.  On or after the Closing Date and without
               ------------------
further consideration, each of Seller and Buyer shall execute, acknowledge and deliver such further agreements, assignments, deeds, certificates, assumptions, transfers and assurances and shall take, or cause to be taken, such further actions, in each case, as shall be reasonably requested by Buyer or Seller from time to time for the more effective transfer, assignment and conveyance to Buyer of any of the Assets or the Assumed Liabilities, including without limitation, obtaining the consent of third parties (without obligating Buyer or Seller or their respective affiliates to spend money or assume obligations in connection therewith), as, in the reasonable opinion of Buyer or Seller, as the case may be, or their respective counsel, are necessary to transfer, assign and convey the Assets to Buyer, the assumption by Buyer of the Assumed Liabilities, the consummation of the transactions contemplated by this Agreement or otherwise in the effectuation of the intentions and purposes of this Agreement; provided, that all reasonable
                                                  --------
out-of-pocket costs and expenses incurred in connection with any of the foregoing actions shall be for the account of the party requesting such actions subject, in each case, to providing reasonable documentation of such out-of-pocket costs and expenses, unless such actions relate to the Assumed Liabilities, in which case all reasonable out-of-pocket costs and expenses in connection therewith shall be for the account of Buyer (irrespective of whether such actions were at the request of Seller or Buyer). In addition to and not in limitation of the foregoing provisions of this Section 5.6, Buyer shall,
                                                       ---
promptly following Closing, (i) establish all bank accounts necessary to hold the security deposits delivered by tenants pursuant to the Leases, and shall fund such accounts out of its own funds in amounts equal to the security deposits held by Seller in respect thereof at Closing (including any interest accrued thereon), (ii) deliver notices to the tenants who deposited such security deposits under such Leases, confirming that Buyer is holding such security deposits, the accounts where same are held and the amount of such security deposits and (iii) take any and all other actions as required by applicable law with respect to the security deposits, if any, delivered by tenants pursuant to the Leases or the leases relating to the Residential Properties. The provisions of this Section 5.6 shall survive Closing for a
                                            ---
period of one year from the Closing Date.

          5.7  Consents.  To the extent that a claim can be made successfully
               --------
that the transactions contemplated hereby will constitute the assignment of any contract, lease, commitment, sales order, purchase order, account, license, permit or undertaking requiring the consent of another party thereto, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof. During the period commencing on the Agreement Date and ending on the Closing Date, Seller agrees that it will use its commercially reasonable efforts (without obligating Seller or its affiliates to spend money or assume obligations in connection therewith) to obtain the written consent of the other necessary parties to the assignment of such contracts, leases, commitments, sales orders, purchase orders, accounts, licenses, permits and undertakings, and if such consent is not obtained, Seller will use commercially reasonable efforts (without obligating Seller or its affiliates to spend money or assume obligations in connection therewith) to cooperate with Buyer in any lawful arrangement designed to provide Buyer the benefits under any such documents.

          5.8  Use of Business Names by Buyer.  From and after the Closing Date,
               ------------------------------
Seller acknowledges that Buyer has the absolute and exclusive proprietary right to the name "Echelon" as used in relation to the Assets or any name confusingly similar to the foregoing and to all trademarks, trade names, logos and signage incorporating "Echelon" or any name confusingly similar to the foregoing. All rights of Seller and its respective affiliates in and to any trademarks, trade names, logos, tag lines and signage incorporating "Echelon" and the goodwill represented thereby and pertaining thereto have been assigned to Buyer pursuant to this Agreement. Accordingly, Seller agrees that it will not, and will cause its affiliates not to, use (i) the name

"Echelon" or any name confusingly similar to the foregoing or any trademark, logo, tag lines or signage incorporating the name "Echelon" or any name confusingly similar to the foregoing and (ii) the Intellectual Property in any manner, including in connection with the sale of any products or services or otherwise in the conduct of its business. Notwithstanding the foregoing, for a period of 180 days after the Closing Date, Seller shall have the right to use the word "Echelon" as its tradename, but only for the purposes of identifying itself as the appropriate business entity in dealing with third Persons (i) to facilitate the sale of the Assets to Buyer and the transfer of the Other Assets to the Other Buyer and (ii) in connection with the management of, and any sale to any third party purchaser of, Seller's interest in the assets subject to the Excepted Leases, and not for any other purpose, including, without limitation, use of "Echelon" as a trademark for the purpose of marketing or promoting any product or service.

          5.9   Bringdown of Seller's Representations.  On the Escrow Closing
                -------------------------------------
Date, Seller shall deliver to Buyer a certificate (a "Bringdown Certificate")
                                                      ---------------------
executed by the President, any Vice President or a managing member of each of Echelon and its subsidiaries signatory hereto certifying that, as of the Escrow Closing Date, the representations and warranties made by Seller in this Agreement are true and correct in all material respects, except for a change in facts and circumstances which requires a change in any such representation and warranty, and in such event the certificate shall specify any such change in reasonable detail. Seller's representations and warranties set forth in such certificate shall not survive the Escrow Closing Date (it being expressly understood and agreed that, notwithstanding anything to the contrary (express or implied) set forth herein, in the case of any breach by Seller of any of Seller's representations and warranties, Buyer's sole right shall be the exercise (if it is entitled to do so) of its right of termination pursuant to
Section 9.1(f) hereof (and Buyer's sole remedies in connection therewith shall
        ------
be those expressly set forth in Section 9.2 hereof) and Seller shall not at any
                                        ---
time (whether before, on or after the Escrow Closing Date) have any further liability whatsoever with respect to any such breach of Seller's representations and warranties). If, and only if, all of the changes in Seller's representations and warranties set forth in such Bringdown Certificate (other than any changes related to Pending Transactions), taken in the aggregate, would have a Material Adverse Effect, then Buyer shall have the right by written notice to Seller actually received by Seller not later than the expiration of the Offer as described in the Merger Agreement to terminate this Agreement pursuant to
Section 9.1(f) hereof. In the event that Seller shall deliver one or more new
        ------
Escrow Date Notification Certificates pursuant to the terms of Section 7.3
                                                                       ---
hereof setting forth a new Escrow Closing Date, Seller shall, on each such new each such new Escrow Closing Date, deliver to Buyer a new Bringdown Certificate certifying as to the matters set forth above in this Section 5.9 as of such new
                                                             ---
Escrow Closing Date.

          5.10  Cooperation Regarding Taxes.  After the Closing Date, Buyer and
                ---------------------------
Seller shall cooperate with each other and with each other's agents, including accounting firms and legal counsel, in connection with matters relating to Taxes of Buyer, Seller and their affiliates including (i) the preparation and filing of any Tax Returns, (ii) determining the liability for and amount of any Taxes due (including estimated Taxes) or the right to and amount of any refund of Taxes, (iii) examinations of Tax Returns, and (iv) any administrative or judicial proceeding in respect of Taxes assessed or proposed to be assessed. Such information and documents shall be delivered without representation or warranty and shall include, without limitation, records, returns, schedules, documents, work papers or other relevant materials. Buyer and Seller shall also make available to each other, as reasonably requested and on a mutually convenient basis, personnel (including officers, directors, employees and agents of Buyer or Seller or their respective affiliates) to provide such assistance as might be reasonably required in connection of the matters set forth in (i), (ii), (iii) and (iv) above. Any information provided under this Section 5.10 shall be kept confidential by the party receiving the
                   ----
information or documents, except as may otherwise be necessary in connection with the filing of Tax Returns or in connection with any communications with a tax authority or any administrative or judicial proceedings relating to Taxes or any Tax Return. Buyer and Seller and their respective affiliates shall make available to each other for inspection and copying during normal business hours upon reasonable notice all Tax records in their possession to the extent reasonably required by the other party in connection with the preparation, review or audit of Tax Returns, Tax litigation and claims, and the resolution of items under this Agreement. All reasonable out-of-pocket costs and expenses incurred in connection with any of the foregoing actions shall be for the account of the party requesting such actions (subject to providing reasonable documentation of such out-of-pocket costs and expenses). The provisions of this
Section 5.10 shall survive Closing for a period of one year after the Closing
        ----
Date.

          5.11  Insurance.  (a)  For six years from the Closing Date, Echelon
                ---------
shall maintain in effect Echelon's current directors' and officers' liability insurance covering those Persons who are covered on the Agreement Date by Echelon's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Buyer); provided that Seller may substitute for
                                         --------
such policies, policies with at least the same coverage containing terms and conditions which are no less advantageous and provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Closing Date; provided, further, that in no event shall
                                     --------  -------
Seller be required to expend pursuant to this Section 5.11(a) more than an
                                                      -------
amount per year equal to 200% of the current annual premiums paid by Seller for such insurance (it being understood and agreed that if the annual premiums exceed such amount, Seller shall be required to obtain a policy with the greatest coverage available for a cost not exceeding such amount). The provisions of this Section 5.11(a) shall survive Closing for a period of six
                           -------
years after the Closing Date.

          (b) During the period commencing on the Agreement Date and ending on the Closing Date, Seller will maintain the insurance policies relating to the Real Estate Assets set forth on Schedule XXII; provided, that Seller may
                                         ----  --------
discontinue or reduce any such insurance to the extent that (x) it is no longer available at commercially reasonable rates or (y) similarly situated companies are, in general, reducing or eliminating such insurance in a manner consistent with the changes being effected by Seller, unless, in each case, Buyer shall have requested in writing that Seller not discontinue or reduce, as the case may be, such insurance and shall have paid to Seller in immediately available funds all costs (including, without limitation, all premiums) and expenses of Seller in connection with not discontinuing or reducing, as the case may be, such insurance (it being expressly understood and agreed that in the event of termination of this Agreement pursuant to Section 9.1 hereof, Buyer shall not be
                                                  ---
entitled to any refund or reimbursement of any amounts previously paid by it to Seller as contemplated above).

          5.12  Reasonable Best Efforts.  During the period commencing on the
                -----------------------
Agreement Date and ending on the Closing Date, subject to the terms and conditions provided herein, each of Buyer and Seller shall cooperate and use their respective reasonable best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their respective reasonable best efforts to obtain, prior to the Closing Date, all licenses, permits, approvals, authorizations, qualifications and orders of governmental authorities and parties to Contracts with Seller as are necessary for consummation of the transactions contemplated by this Agreement.

          5.13  Access to Information Concerning Assets.  During the period
                ---------------------------------------
commencing on the Agreement Date and ending on the Closing Date, Seller shall, upon reasonable notice, afford Buyer and its counsel, accountants, consultants and other authorized representatives, reasonable access (subject to the rights of tenants under the Leases and the leases relating to the Residential Properties) during normal business hours to the employees, properties, books and records of Seller in order that Buyer may have the opportunity to make such investigations as it shall desire of the Assets. Seller shall furnish promptly to Buyer (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information in Seller's possession concerning the Assets as Buyer may reasonably request. Seller agrees to cause its officers and employees to furnish such additional financial and operating data and other information and respond to such inquiries, in each case as Buyer shall from time to time reasonably request in relation to the Assets.

          5.14  Notification of Certain Matters. During the period commencing on
                -------------------------------
the Agreement Date and ending on the Closing Date, Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of the occurrence, or failure to occur, of (x) any event, which occurrence or failure to occur would likely cause any representation or warranty contained in this Agreement to be untrue in any material respect and (y) the existence of any Material Adverse Effect. During the period commencing on the Agreement Date and ending on the Closing Date, each of Seller and Buyer shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

          5.15  HSR Act.  Buyer and Seller shall, as soon as practicable and in
                -------
any event within five Business Days following the Agreement Date, make any required filings under the HSR Act and shall use their reasonable best efforts to respond as promptly as practicable to all inquiries received with respect thereto, including, without limitation, a request for additional information or documentary material.

          5.16  Access to Information Pursuant to Distribution Agreement.  From
                --------------------------------------------------------
and after the Closing Date, Buyer shall afford to Seller and its authorized accountants, counsel and other designated representatives reasonable access during normal business hours to the personnel, properties, books and records received by Buyer or its subsidiaries from Seller at time of Closing insofar as same relates to the Total Assets and is reasonably required by Seller or Florida Progress in connection with the satisfaction by either of them of their respective obligations under the Distribution Agreement.

          5.17  Witness Services Under Distribution Agreement. At all times from
                ---------------------------------------------
and after the Closing Date, Buyer shall use its commercially reasonable efforts to make available to Seller, upon reasonable written request, its and its subsidiaries' officers, directors, employees and agents as witnesses to the extent that such Persons may be required in connection with the prosecution or defense of any actual or threatened action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal insofar as such action, suit, arbitration, inquiry, proceeding or investigation relates to the Total Assets and is reasonably required by Seller or Florida Progress in connection with the satisfaction by either of them of their respective obligations under the Distribution Agreement. Buyer shall be entitled to receive from Seller, upon the presentation of invoices therefor, payments for such amounts, relating to disbursements and other out-of-pocket expenses (which shall be deemed to exclude the costs of salaries and benefits of employees who are witnesses), as may be reasonably incurred in providing such witness services.

          5.18  Retention of Records.  Except as otherwise agreed between Buyer
                --------------------
and Seller in writing, Buyer shall, and shall cause its subsidiaries to, retain all information relating directly and primarily to the Total Assets that is delivered to or obtained by Buyer pursuant to the terms of this Agreement that is less than ten years old until such information is at least ten years old except that if, prior to the expiration of such period, information in the possession or control of Buyer is to be destroyed or disposed of, and such information is at least three years old, prior to destroying or disposing of any such information, (1) Buyer shall provide no less than 30 days' prior written notice to Seller specifying the information proposed to be destroyed or disposed of and (2) if, prior to the scheduled date for such destruction or disposal, Seller requests in writing that any of the information proposed to be destroyed or disposed of be delivered to Seller, Buyer promptly shall deliver the requested information to a location specified by Seller, at Seller's sole cost and expense.

          Section 6.  Conditions Precedent to Closing.
                      -------------------------------

          6.1   Buyer Conditions.  The obligation of Buyer to close the
                ----------------
transaction which is the subject of this Agreement is subject to the fulfillment as of the Closing Date or as of the Escrow Closing Date, as applicable, of each of the following conditions, unless any unfulfilled condition is waived in writing by Buyer:

                (a)  Officer's Certificate.  Echelon shall have delivered to
                     ---------------------
Buyer a certificate executed by the President, any Vice President or a managing member of each of Echelon and its subsidiaries signatory hereto certifying that, as of the Escrow Closing Date, Seller has performed in all material respects each of its obligations and complied in all material respects with each agreement and covenant of Seller to be performed or complied with by it under this Agreement on or prior to such date, including the delivery of the certificate required under Section 5.9 hereof.
                                   ---

               (b) Delivery of Documents and Other Items.  On or prior to the
                   -------------------------------------
Escrow Closing Date, all documents and other items specified in Section 7.4
                                                                        ---
hereof shall have been delivered to Escrow Agent.

               (c) Merger.  The Merger shall have been consummated on or prior
                   ------
to the Closing Date.

               (d) Transfer of Other Assets.  The transfer of the Other Assets
                   ------------------------
to the Other Buyer as contemplated by the Subscription Agreement in exchange for the consideration provided therein shall have been consummated on or prior to the Closing Date.

               (e) Purchase and Sale of Tax Credit LP Interests.  The purchase
                   --------------------------------------------
and sale of the Tax Credit LP Interests as contemplated by the Tax Credit LP Interest Purchase Agreement shall have been consummated on or prior to the Closing Date.

               (f) Leasing of the Other Assets.  The leasing of the Other
                   ---------------------------
Assets as contemplated by the Heller Lease shall have been consummated on or prior to the Closing Date.

               (g) Required Consents.  All Required Consents shall have been
                   -----------------
executed and delivered by the parties providing such Required Consents on or prior to the Escrow Closing Date.

               (h) HSR Act.  Any applicable waiting period (and any extension
                   -------
thereof) under the HSR Act applicable to the sale of Assets to Buyer shall have expired or been terminated as of the Escrow Closing Date.

               (i) No Injunction.  No preliminary or permanent injunction or
                   -------------
other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the consummation of the transactions contemplated by this Agreement and which is in effect on the Closing Date; provided, that, in the case of a decree, injunction or other
              --------
order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any decree, injunction or other order that may be entered.

               (j) Statutes.  No law, statute, rule, regulation, executive
                   --------
order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the transactions contemplated by this Agreement as of the Closing Date.

          6.2  Seller Conditions.  The obligation of Seller to close the
               -----------------
transaction which is the subject of this Agreement is subject to the fulfillment as of the Closing Date or as of the Escrow Closing Date, as applicable, of each of the following conditions, unless any unfulfilled condition is waived in writing by Seller:

               (a) Officer's Certificate.  Buyer shall have delivered to Seller
                   ---------------------
a certificate of the President or any Vice President of Buyer certifying that, as of the Escrow Closing Date, Buyer has performed in all material respects each of its obligations and complied in all material respects with each agreement and covenant of Buyer to be performed or complied with by it under this Agreement on or prior to such date.


               (b) Delivery of Documents and Other Items. On or prior to the
                   -------------------------------------
Escrow Closing Date, all documents and other items (including payment of the Purchase Price) specified in Section 7.5 hereof shall have been delivered to
                                     ---
Escrow Agent.

               (c) Merger.  The Merger shall have been consummated on or prior
                   ------
to the Closing Date.

               (d) Transfer of Other Assets.  The transfer of the Other Assets
                   ------------------------
to the Other Buyer as contemplated by the Subscription Agreement in exchange for the consideration provided therein shall have been consummated on or prior to the Closing Date.

               (e) Purchase and Sale of Tax Credit LP Interests.  The purchase
                   --------------------------------------------
and sale of the Tax Credit LP Interests as contemplated by the Tax Credit LP Interest Purchase Agreement shall have been consummated on or prior to the Closing Date.

               (f) Leasing of the Other Assets.  The leasing of the Other
                   ---------------------------
Assets as contemplated by the Heller Lease shall have been consummated on or prior to the Closing Date.

               (g) Required Consents.  All Required Consents shall have been
                   -----------------
executed and delivered by the parties providing such Required Consents on or prior to the Escrow Closing Date.

               (h) HSR Act.  Any applicable waiting period (and any extension
                   -------
thereof) under the HSR Act applicable to the sale of Assets to Buyer shall have expired or been terminated as of the Escrow Closing Date.

               (i) No Injunction.  No preliminary or permanent injunction or
                   -------------
other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the consummation of the transactions contemplated by this Agreement and which is in effect on the Closing Date; provided, that, in the case of a decree, injunction or other
              --------
order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any decree, injunction or other order that may be entered.

               (j) Statutes.  No law, statute, rule, regulation, executive
                   --------
order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the transactions contemplated by this Agreement as of the Closing Date.

          Section 7.  Closing.
                      -------

          7.1  Time and Place.  The Closing will take place at the offices of
               --------------
White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036 on the date of consummation of the Merger, or at such other place and time as shall be agreed upon by the parties hereto (the actual date of the Closing being hereinafter referred to as the "Closing Date").
                                ------------

          7.2  Closing Expenses.  All costs and expenses associated with the
               ----------------
purchase and sale of the Assets contemplated herein, including without limitation, environmental and property condition reports (but only to the extent procured prior to the Agreement Date with the approval of Seller), title insurance premiums, survey preparation costs, transfer taxes (including all stamp, transfer, documentary, sales, use, registration and other Taxes), document recordation and filing charges, escrow expenses and other customary costs of Closing, shall be paid by Seller. Each of Buyer and Seller shall be responsible for its due diligence costs and expenses (including, without limitation, the payment of the fees and disbursements of its attorneys) and Seller shall make any required payments to the Broker in accordance with Section 8 hereof.
-

          7.3  Notification of Escrow Closing Date.  Seller shall deliver to
               -----------------------------------
Buyer a certificate (an "Escrow Date Notification Certificate") specifying the
                         ------------------------------------
Escrow Closing Date (which in no event shall be earlier than the 30th day after the Agreement Date) on which the Escrowed Items are to be delivered to Escrow Agent, such Escrow Date Notification Certificate to be delivered by Seller to Buyer no later than one day prior to such Escrow Closing Date; provided that if
                                                               --------
the Tender Offer Expiration Date shall not have occurred on or prior to the third Business Day after such Escrow Closing Date, Escrow Agent shall, upon written request from Buyer, return the Escrowed Items to the party which had previously deposited same with Escrow Agent, whereupon Seller shall have the right to deliver a new Escrow Date Notification Certificate to Buyer upon the terms set forth above specifying a new Escrow Closing Date. Seller shall have the right to deliver one or more Escrow Date Notification Certificates upon the terms set forth above until such time as the Tender Offer Expiration Date shall have occurred or, if earlier, such time as this Agreement shall have been terminated pursuant to Section 9.1 hereof.
                               ---

          7.4  Documents and/or Deliveries.  On or prior to the Escrow Closing
               ---------------------------
Date, as a condition to Closing, the following shall be delivered to Escrow Agent, which shall have been executed by Seller to the extent applicable (other than those agreements, documents and instruments described in Sections 7.4(b)(vi), (b)(viii), (b)(ix), (c)(i), and (d)(i) hereof, all of which shall
----------  ---------  -------  ------      ------
have been made available to Buyer during normal business hours at one or more locations previously identified to Buyer (which location shall, in the case of the agreements, documents and instruments described in Sections 7.4(b)(vi),
                                                                ----------
(c)(i) and (d)(i) hereof, be 450 Carillon Parkway, Suite 200, St. Petersburg,
------     ------
Florida) and which shall remain in such locations until the Closing Date):

               (a) with respect to Echelon and each Subsidiary: (i) good standing certificates and authority to do business certificates issued by the relevant authorities in all relevant jurisdictions, in each case, dated not more than thirty (30) days prior to the Closing Date; (ii) certified corporate resolutions of Echelon and corporate or limited liability company resolutions of each Subsidiary, or of the general partner in each Subsidiary that is a limited partnership, as applicable, authorizing the execution and delivery of this Agreement by Echelon or such Subsidiary and the consummation of the transactions contemplated hereby; and (iii) incumbency certificates for the officers of Echelon and each Subsidiary executing the documents to be executed and delivered pursuant to this Agreement;

               (b) with respect to the Real Estate Assets: (i) a special warranty deed conveying title to the Real Estate Assets substantially in the form annexed hereto as Exhibit A; (ii) a bill of sale with respect to the Real
                               -
Estate Assets substantially in the form annexed hereto as Exhibit B; (iii) an
                                                                  -
assignment and assumption agreement with respect to Permits, Contracts and Leases being assumed by Buyer in relation to the Real Estate Assets, substantially in the form annexed hereto as Exhibit C; (iv) third-party consents
                                                    -
sought in connection with the consummation of the purchase and sale of the Real Estate Assets but only to the extent actually obtained by Seller (it being expressly understood and agreed, for avoidance of doubt, that so long as Seller shall have complied with Section 5.7 hereof, no such third-party consents (other
                                 ---
than the Required Consents) shall be required to be obtained and in no event shall any such third-party consents (other than the Required Consents) be a condition precedent to the consummation of the transactions contemplated hereby); (v) tenant estoppel statements, dated within one hundred and twenty
(120) days of the Closing Date, with respect to tenants occupying 50% of the rentable square footage at the Commercial Property in the form specified in the tenant's Lease or, if none, substantially in the form annexed hereto as Exhibit D (it being understood that Seller does not warrant or guarantee any of the
-
information contained in tenant estoppel certificates); (vi) the originals (or copies, if originals are unavailable) of existing Leases and all tenant files, Contracts and files and records pertaining to any of the Real Estate Assets as are in Seller's possession or in the possession of the current property manager for any of the Real Estate Assets; provided, however, that Buyer will make all
                                   --------  -------
originals available to Seller after Closing to the extent required by Seller in connection with accounting, taxation, litigation or other proceedings involving Seller's prior ownership of the any of the Real Estate Assets; (vii) notices to the tenants renting space at the Real Estate Assets confirming that such Real Estate Assets have been acquired by Buyer, in such form as Seller and Buyer shall agree; (viii) originals (or copies, if originals are unavailable) of all governmental licenses, permits and approvals relating to the occupancy or use of any of the Real Estate Assets in the possession of Seller or Seller's current property manager; (ix) those site plans, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans, landscape plans, utility schemes, tax bills and receipts for current real estate taxes, keys and all other books, financial statements, documentation, files or records covering, affecting or relating to the Real Estate Assets in Seller's possession; (x) a Title Affidavit in the form annexed hereto as Exhibit I; (xi) a Gap Indemnity in the form annexed hereto as Exhibit
                  -
J if required by the title insurance company; (xii) a FIRPTA Affidavit in the
-
form annexed hereto as Exhibit K; (xiii) such documents or other evidence as may
                               -
be required to satisfy all requirements raised in the Title Commitments; provided, however, Seller shall not be required to satisfy requirements raised
--------  -------
in the Title Commitments relating to Real Estate Taxes, Existing Debt (other than the delivery of the Required Consents relating to any Existing Debt in accordance with the terms of this Agreement), Other Existing Debt, mechanics' liens (other than the delivery of an affidavit certifying as to the status of construction relating to any Real Estate Asset) or other matters which Buyer is taking subject to pursuant to the terms of this Agreement;

and (xiv) transfer tax forms and affidavits as may be required by governmental authorities in connection with the recordation of the special warranty deeds;

               (c) with respect to the Joint Venture Interests: (i) originals (or copies, if originals are unavailable) of all articles of incorporation, by-laws, limited liability company agreements, limited liability company operating agreements, partnership agreements, venture agreements and other organizational documents relating to the joint ventures to which the Joint Venture Interests relate and (ii) all documents and instruments required effectively to transfer such Joint Venture Interests to Buyer, including, without limitation, consents from co-venturers sought pursuant to the terms of the relevant joint venture documentation, as more particularly identified on Schedule V (it being expressly
                                                           -
understood and agreed, for avoidance of doubt, that so long as Seller shall have complied with Section 5.7 hereof, no such consents (other than the Required
                      ---
Consents) shall be required to be obtained and in no event shall any such consents (other than the Required Consents) be a condition precedent to the consummation of the transactions contemplated hereby);

               (d) with respect to the Existing Debt: (i) originals (or copies, if originals are unavailable) of all documents and instruments evidencing and securing the Existing Debt and (ii) all documents and instruments required to effect the assignment and assumption of the borrower's interest in the Existing Debt from Seller to Buyer, including without limitation, if applicable, consents sought from the holders of the Existing Debt, as more particularly identified on
Schedule V (it being expressly understood and agreed, for avoidance of doubt,
         -
that so long as Seller shall have complied with Section 5.7 hereof, no such
                                                        ---
consents (other than the Required Consents) shall be required to be obtained and in no event shall any such consents (other than the Required Consents) be a condition precedent to the consummation of the transactions contemplated hereby);

               (e) with respect to the Employee Loans: (i) the promissory note relating to each such Employee Loan, duly endorsed, or attaching an allonge executed by Seller in favor of Buyer, in either case without recourse to Seller;
(ii) original, executed counterparts of all other documents and instruments relating to such Employee Loan; and (iii) any consents sought from the obligors of such Employee Loans, if applicable, as more particularly identified on
Schedule V (it being expressly understood and agreed, for avoidance of doubt,
         -
that so long as Seller shall have complied with Section 5.7 hereof, no such
                                                        ---
consents (other than the Required Consents) shall be required to be obtained and in no event shall any such consents (other than the Required Consents) be a condition precedent to the consummation of the transactions contemplated hereby);

               (f) with respect to the transfer of any Intellectual Property, including trademarks, an assignment and assumption agreement substantially in the form annexed hereto as Exhibit F;
                                   -

               (g) originals of all Required Consents (but only to the extent theretofore obtained by Seller);

               (h) a notice from the Chief Financial Officer of Echelon (which notice shall be conclusive absent manifest error) setting forth the aggregate amount of each of (i) the Excess Cash Amount, (ii) the Commercial Property Security Deposit Amount, (iii) the Executive Loans Repayment Amount and (iv) the Pre-Approved Expenditures; and

               (i) with respect to the transfer of any of the Assets, such other documents and instruments as are customary in connection with the transfer of assets of the same type and which the parties deem reasonably necessary or desirable to effect the consummation of the transactions contemplated hereby; provided, however, that (i) Seller shall not be required to provide any
--------  -------
representations, warranties or indemnitees with respect to the Assets or title thereto beyond those set forth in this Agreement, (ii) Seller shall not be required to provide any representations or warranties which survive the Escrow Closing Date and (iii) so long as Seller shall have complied with Section 5.7
                                                                          ---
hereof, no consents (other than the Required Consents) shall be required to be obtained and in no event shall any such consents (other than the Required Consents) be a condition precedent to the consummation of the transactions contemplated hereby.

          7.5  Buyer Documents and/or Deliveries.  On or prior to the Escrow
               ---------------------------------
Closing Date, Buyer will deliver (subject only to receipt by Buyer of the relevant Bringdown Certificate and Escrow Date Notification Certificate) the following to Escrow Agent, which shall have been executed by Buyer to the extent applicable:

               (a) the balance of the Purchase Price payable in accordance with
Section 2.2(b) hereof;
        ------

               (b) certified copies of resolutions of Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

               (c) with respect to the transfer of any of the Assets, the documents and instruments required to effect the assumption thereof, as more particularly described in Sections 7.4(b)(iii), (c)(ii), (d)(ii) and (f) hereof;
                                   -----------  -------  -------     ---

               (d) with respect to the transfer of any of the Assets and the assumption of the Assumed Liabilities, such other documents and instruments as are customary in connection with the transfer of assets and assumption of liabilities of the same type and which the parties deem reasonably necessary or desirable to effect the consummation of the transactions contemplated hereby; provided, however, that (i) Seller shall not be required to provide any
--------  -------
representations, warranties or indemnitees with respect to the Assets or title thereto beyond those set forth in this Agreement, (ii) Seller shall not be required to provide any representations or warranties which survive the Escrow Closing Date and (iii) so long as Seller shall have complied with Section 5.7
                                                                          ---
hereof, no consents (other than the Required Consents) shall be required to be obtained and in no event shall any such consents (other than the Required Consents) be a condition precedent to the consummation of the transactions contemplated hereby; and

               (e) transfer tax forms and affidavits as may be required by governmental authorities in connection with the recordation of the special warranty deeds.

          7.6  Execution and Delivery of Closing Statements.  At Closing, in
               --------------------------------------------
addition to any other documents required to be executed and delivered in counterparts by both parties, Seller and Buyer will execute and deliver to each other closing statements accounting for sums disbursed at Closing.

          7.7  Joint Instructions to Escrow Agent.  Not later than the Escrow
               ----------------------------------
Closing Date, Buyer and Seller shall execute and deliver to Escrow Agent a joint direction letter in the form annexed hereto as Exhibit L, which shall be irrevocable, (a) listing with specificity all items delivered by Buyer and/or Seller pursuant to Sections 7.4 and 7.5 hereof (including, without limitation,
                            ---     ---
(x) the balance of the Purchase Price and (y) the aggregate amount of Asset Sales Proceeds) (all such items, together with the Deposit, collectively referred to herein as the "Escrowed Items") and (b) setting forth irrevocable
                           --------------
instructions from Buyer and Seller to the effect that (x) immediately following the filing by Escrow Agent of the Articles of Merger with respect to the Merger with the Department of State of the State of Florida or the receipt of notice by Escrow Agent that such filing has occurred, the Escrowed Items shall be promptly delivered by Escrow Agent to the party entitled to same (including, without limitation, that (A) the Purchase Price shall be delivered to the Surviving Corporation (as defined in the Merger Agreement) or to such account as the Surviving Corporation may designate and (B) the aggregate amount of Asset Sales Proceeds shall be delivered to Buyer) as set forth in such joint direction letter, (y) if this Agreement has been terminated pursuant to Section 9.1
                                                                      ---
hereof, the Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent and (z) if Tender Offer Expiration Date does not occur on or prior to the third Business Day after the Escrow Closing Date, the Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent.

          7.8  Further Deliveries.  Simultaneously with the delivery of the
               ------------------
joint instructions set forth in Section 7.7 of this Agreement, Buyer shall
                                        ---
execute and deliver (a) to Escrow Agent, together with Other Buyer, a joint instruction letter in the form annexed hereto as Exhibit M and (b) to EIN Acquisition Corp. a legal opinion addressed to Agent for the benefit of the Lenders (in each case as such terms are defined in the Credit Agreement (as defined in the Merger Agreement)) with respect to those matters contained in Sections 4.1, 4.2 and 4.3(a), (b) and (c) of this Agreement.

          Section 8.  Brokers.  Each party represents and warrants to the other
                      -------
that it has not consulted, dealt with or negotiated with any Person except Seller has engaged Donaldson, Lufkin & Jenrette Securities Corporation (the "Broker") to whom a commission is or could be due in connection with the sale of
-------
the Assets by Seller to Buyer, or any other matter associated with this Agreement. Seller has made a separate agreement with Broker and will pay all sums, if any, due to Broker in connection with this Agreement. Each party hereby agrees to indemnify and hold harmless the other from any losses, damages, costs, liabilities or expenses, including reasonable costs and attorneys' fees incurred in trial, appellate or post-judgment proceedings, related to or arising out of any breach of the representations, warranties and agreements set forth in this Section 8 made by it. Anything to the contrary notwithstanding, the
             -
representations,
warranties and agreements in this Section 8 will survive Closing of the
                                          -
transactions which are the subject of this Agreement, or any earlier termination of this Agreement.

          Section 9.  Termination and Abandonment.
                      ---------------------------

          9.1  Termination.  This Agreement may be terminated and the
               -----------
transactions contemplated by this Agreement may be abandoned:

          (a) by mutual consent of Buyer and Seller at any time prior to the Tender Offer Expiration Date;

          (b) by either Buyer or Seller at any time prior to the Closing Date, if any court or governmental or regulatory agency shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement and such order, decree or ruling or other action shall have become final and nonappealable;

          (c) by either Buyer or Seller, if the Closing Date fails to occur within 90 days following the Agreement Date, unless such failure of the Closing Date to occur shall be as a result of a material breach of any representation, warranty, obligation, covenant, agreement or condition set forth in this Agreement on the part of the party seeking to terminate this Agreement;

          (d) by either Buyer or Seller at any time prior to the Closing Date, if the Merger Agreement shall have been terminated and be of no further force and effect;

          (e) by either Buyer or Seller at any time prior to the Tender Offer Expiration Date, if any of the Subscription Agreement, the Heller Lease or the Tax Credit LP Interest Purchase Agreement shall have been terminated and be of no further force and effect;

          (f) by Buyer on or at any time prior to the Escrow Closing, in the event (i) that Buyer exercises its right of termination as provided in Section
5.9 or (ii) in the event of (A) a breach by Seller of its representations and
---
warranties set forth herein (other than arising out of or related to Pending Transactions) which, taken in the aggregate, would have a Material Adverse Effect or (B) a breach by Seller of its material covenants or agreements set forth herein, in each case which (1) cannot or has not been cured prior to the earlier of (x) 15 days after the giving of written notice of such breach to Seller and (y) two Business Days prior to the Tender Offer Expiration Date and
(2) has not been waived by Buyer; or

          (g) by Seller on or at any time prior to the Escrow Closing, in the event of a breach by Buyer of any representation, warranty, covenant or agreement contained in this Agreement, which (A) cannot or has not been cured prior to the earlier of (i) 15 days after the giving of written notice of such breach to Buyer, and (ii) two Business Days prior to the Tender Offer Expiration Date and (B) has not been waived by Seller, except, in any case where such failures are not reasonably likely to affect adversely the ability of Buyer to consummate the transactions contemplated by this Agreement.

          9.2  Effect of Termination.  (a)  In the event of the termination of
               ---------------------
this Agreement pursuant to Section 9.1 hereof by Buyer or Seller, as the case
                                   ---
may be, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect and the parties will have no further rights or obligations hereunder, except that Sections 7.2, 9.2, 12.7,
                                                              ---  ---  ----
12.11 and 12.15 shall survive any termination of this Agreement.
-----     -----

          (b) (i)  In the event of a termination of this Agreement pursuant to
Section 9.1(a), (b), (c), (d), (e) or (f) above, the Deposit shall be returned
        ------  ---  ---  ---  ---    ---
to Buyer.

          (ii)  In the event of a termination of this Agreement pursuant to
Section 9.1(d) above following the termination of the Merger Agreement pursuant
        ------
to Section 5.01(a) of the Merger Agreement (but only if Parent and Echelon shall have entered into an alternative transaction within 180 days after such termination of the Merger Agreement pursuant to which Parent (or an affiliate thereof) would directly or indirectly acquire Echelon, the Excepted Leases or all or substantially all of the assets or equity of Echelon and its Subsidiaries) or Section 5.01(f), (g) or (k) of the Merger Agreement, Seller shall pay to Buyer a sum of $3,500,000.

          (iii) In the event of a termination of this Agreement pursuant to (x)
Section 9.1(d) above following the termination of the Merger Agreement pursuant
        ------
to Section 5.01(a) of the Merger Agreement (but only if Parent and Echelon shall have entered into an alternative transaction within 180 days after such termination of the Merger Agreement pursuant to which Parent (or an affiliate thereof) would directly or indirectly acquire Echelon, the Excepted Leases or all or substantially all of the assets or equity of Echelon and its Subsidiaries) or Section 5.01(e), (f), (g), (j) or (k) of the Merger Agreement or (y) Section 9.1(f) above, Buyer shall be entitled to receive from Seller
               ------
reimbursement for its reasonable out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement in the sum of up to $1,000,000 (subject to providing reasonable documentation of such costs and expenses); provided, that, notwithstanding the foregoing, in the event of the
           --------
termination of the Merger Agreement pursuant to Section 5.01(j) of the Merger Agreement as a result of the termination of the Subscription Agreement by Echelon pursuant to Section 9.1(g) thereof, Buyer shall not be entitled to
                            ------
receive from Seller reimbursement for its out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement.

          (iv)  In the event of a termination of this Agreement pursuant to
Section 9.1(d) above following the termination of the Merger Agreement pursuant
        ------
to Section 5.01(h) or (i) of the Merger Agreement, Buyer shall be entitled to receive 50% of any recovery of damages (as determined by a court of competent jurisdiction in a final and non-appealable decision) or proceeds of any settlement of a claim or any other amounts, in each case that Seller may actually receive in connection with any proceeding by Seller against Parent for damages arising out of the matters set forth in Section 5.01(h) or (i) of the Merger Agreement; provided that, in no event (A) shall Buyer be entitled
                  --------
pursuant to this Section 9.2(b)(iv) to receive from Seller an amount in excess
                         ----------
of $3,500,000 and (B) shall Seller be obligated to commence or pursue any proceeding against Parent or any other Person for recovery of damages or other amounts arising out of the matters set forth in Section 5.01(h) or (i) of the Merger Agreement and in the event that Seller shall elect in its sole discretion to commence and pursue any such proceeding against Parent or any other Person, Buyer shall not be entitled to participate in any manner whatsoever in any such proceeding nor shall Seller be obligated to cooperate, coordinate or consult with Buyer in any manner whatsoever (including, without limitation, with respect to any settlement or other compromise of any claims).

          (v)   In the event of a termination of this Agreement pursuant to
Section 9.1(f) above, Buyer may proceed against Seller for recovery of its
        ------
actual damages (as determined by a court of competent jurisdiction in a final and non-appealable decision); provided that, in no event (A) shall any such
                              --------
actual damages (i) exceed an amount equal to $3,500,000 or (ii) include any out-of-pocket costs and expenses incurred by Buyer in connection with the transactions contemplated by this Agreement and (B) shall Seller be liable for loss of profits, or indirect, consequential or special damages arising out of, or in connection with the transactions contemplated by, this Agreement.

          (vi)  In the event of a termination of this Agreement pursuant to
Section 9.1(g), Seller's sole remedy will be to receive a sum equal to the
        ------
Deposit as agreed and liquidated damages, it being agreed that in such event Seller's actual damages would be incapable of precise ascertainment.

          (vii) Except as expressly set forth above in this Section 9.2, neither
                                                                    ---
Buyer nor Seller shall be entitled to any remedy in connection with the termination of this Agreement (including, without limitation, specific performance).

          (c) Any payment required to be made by Seller or Buyer, as the case may be, pursuant to Section 9.2(b) shall be made by such party within three
                            ------
Business Days after receipt by it of notice from the other party setting forth, in reasonable detail, (i) a description of the event(s) giving rise to the payment obligation and (ii) calculation of the payment obligation.

          Section 10.  Risk of Loss; Indemnity.
                       -----------------------

          10.1 Casualty.  In the event that any portion of the Real Estate
               --------
Assets is damaged or destroyed prior to the Tender Offer Expiration Date, and if such damage or destruction would have, individually or in the aggregate, a Material Adverse Effect (after giving effect to receipt of insurance proceeds), Buyer may by written notice to Seller actually received by Seller not later than the earlier to occur of (x) 12:01 a.m. (New York time) on the Tender Offer Expiration Date and (y) the thirtieth day following Buyer's receipt of written notice of such damage or destruction (such receipt of written notice by Seller to be promptly thereafter acknowledged), terminate this Agreement, whereupon the Deposit will be returned to Buyer and thereafter this Agreement will be null and void and the parties will have no further rights or obligations hereunder. Except as otherwise expressly provided in the immediately preceding sentence, Buyer shall proceed to Closing with no reduction in the Purchase Price notwithstanding any damage or destruction occurring with respect to the Real Estate Assets, and Seller will deliver and/or assign to Buyer on the Closing Date any insurance proceeds with respect to such damage or destruction to the extent Seller is entitled to same; provided that Buyer shall be afforded
                                   --------
reasonable opportunity by Seller to participate in any discussions with third parties relating to such insurance proceeds and such insurance proceeds shall not be settled or otherwise compromised by Seller without the approval of Buyer (not to be unreasonably withheld, conditioned or delayed). Seller shall notify Buyer of any damage to or destruction of the Real Estate Assets promptly after Seller learns of the same.

          10.2 Condemnation.  In the event that any portion of the Real Estate
               ------------
Assets or access thereto is taken by eminent domain or condemnation proceeding prior to the Tender Offer Expiration Date, and if such taking or condemnation would have, individually or in the aggregate, a Material Adverse Effect (after giving effect to receipt of award proceeds), Buyer may by written notice to Seller actually received by Seller not later than the earlier to occur of (x) 12:01 a.m. (New York time) on the Tender Offer Expiration Date and (y) the thirtieth day following Buyer's receipt of written notice of such damage or destruction (such receipt of written notice by Seller to be promptly thereafter acknowledged), terminate this Agreement, whereupon the Deposit will be returned to Buyer and thereafter this Agreement will be null and void and the parties will have no further rights or obligations hereunder. Except as otherwise expressly provided in the immediately preceding sentence, Buyer shall proceed to Closing with no reduction in the Purchase Price notwithstanding any taking or condemnation occurring with respect to the Real Estate Assets, and Seller will deliver and/or assign to Buyer on the Closing Date any award with respect to such taking or condemnation to the extent Seller is entitled to same; provided
                                                                      --------
that Buyer shall be afforded reasonable opportunity by Seller to participate in any discussions with third parties relating to such condemnation proceeds and such condemnation proceeds shall not be settled or otherwise compromised by Seller without the approval of Buyer (not to be unreasonably withheld, conditioned or delayed). Seller shall notify Buyer of any eminent domain or condemnation proceeding in respect of the Real Estate Assets promptly after Seller learns of the same.

          10.3 Indemnity.  Subject to Section 11, each of Buyer and Seller (in
               ---------                      --
such capacity, "Indemnitor") agrees to indemnify and hold the other party (in
                ----------
such capacity, "Indemnitee") harmless from and against any loss, cost,
                ----------
liability, damage or expense including, without limitation, reasonable attorneys' fees and costs in all trial and appellate proceedings ("Losses")
                                                                   ------
incurred in connection with any claim by a third party, including, without limitation, any current or former shareholder, director, officer, employee or agent of Seller (a "Claim"), made, or arising out of (x) in the case of Buyer
                    -----
(as Indemnitor), the Assumed Liabilities or the Other Assumed Liabilities or any failure by Buyer or Other Buyer, as the case may be, for any reason to pay, perform and discharge any Assumed Liabilities or Other Assumed Liabilities, as the case may be, or (y) in the case of Seller (as Indemnitor), the Excluded Liabilities or any failure by Seller for any reason to pay, perform or discharge any Excluded Liabilities.

          Within not more than ten (10) days after the date upon which the Indemnitee receives a complaint filed against it or a formal written demand of it, the Indemnitee will deliver written notice (a "Claim Notice") to the
                                                   ------------
Indemnitor, describing in reasonable detail the facts giving rise to such Claim and stating that the Indemnitee intends to seek indemnification for such Claim from the Indemnitor pursuant to this Agreement. The Indemnitor will have the right to settle all Claims upon terms and conditions acceptable to the Indemnitor; provided that (i) such settlement includes an unconditional release
            --------
of the Indemnitee from all liability with respect to such Claim and (ii) such settlement does not involve the imposition of equitable remedies or the imposition of any material obligations on the Indemnitee other than financial obligations for which the Indemnitee will be indemnified hereunder.

          Upon timely receipt of a Claim Notice from the Indemnitee with respect to any Claim, the Indemnitor may assume the defense thereof with counsel of the Indemnitor's choice reasonably satisfactory to the Indemnitee, and will not be required to engage more than one law firm to defend the Claim in question; provided that such counsel is reasonably approved in writing by the Indemnitee,
--------
and without regard to whether such counsel also represents Indemnitor in defending such Claim. The Indemnitee will cooperate in all reasonable respects in such defense. Subject to the foregoing duty of cooperation, the Indemnitee will have the right to employ separate counsel in any action or Claim and to participate in the defense thereof; provided that the fees and expenses of
                                    --------
counsel employed by the Indemnitee will be at the Indemnitee's sole cost and expense, except as otherwise herein provided.

          If the Indemnitor does not notify the Indemnitee in writing within ten
(10) days after receipt of a Claim Notice that the Indemnitor elects to undertake the defense thereof, the Indemnitee will have the right, at the expense of the Indemnitor, to defend the Claim with counsel of the Indemnitee's choice.

          The parties hereto acknowledge that the law firm defending a Claim may have an inherent conflict of interest where the Indemnitor and Indemnitee have not agreed upon the Indemnitee's right to indemnification. Therefore, notwithstanding any provision herein to the contrary, unless an Indemnitor has acknowledged in writing its obligation to indemnify the Indemnitee, the Indemnitor will, and will cause the law firm defending the Claim to, at all times keep the Indemnitee fully advised of the status of settlement negotiations and/or defense of the Claim, and promptly provide to the Indemnitee copies of all documents and correspondence related to the Claim. If, at any time, the Indemnitee believes in good faith that the law firm defending the Claim is not fairly representing the Indemnitee's position with respect to such Claim and/or is prejudicing the Indemnitee's rights with respect to the Claim for indemnification, the Indemnitee may, at the Indemnitor's sole expense, retain separate counsel of the Indemnitee's choice, and such separate counsel will be entitled fully to participate in the defense of such Claim on behalf of the Indemnitee.

          The Indemnitee will cooperate fully with the Indemnitor as to all Claims, will make available to the Indemnitor as reasonably requested all information, records and documents relating to all Claims and will preserve all such information, records and documents until final, nonappealable resolution of any Claim. The Indemnitee will also make available to the Indemnitor, as reasonably requested, its personnel (including technical), agents and other representatives who are responsible for preparing or maintaining information, records or other documents, or who may have particular knowledge with respect to any Claim. The Indemnitee will also cooperate with the Indemnitor in attempting to minimize the Losses subject to indemnification by considering in good faith any request to pursue, and/or assign to Indemnitor, any rights of contribution or to reimbursement, whether contractual or otherwise.

          Section 11.  Employees and Employee Benefits Matters.
                       ---------------------------------------

          11.1 Transfer of Employees.  Within a reasonable period of time prior
               ---------------------
to the Closing Date, Buyer shall offer employment, commencing as of the Closing Date, to all of the employees of Echelon and its subsidiaries as of the date hereof (and still employed by Echelon and/or its subsidiaries on the date of such offer of employment) on such terms and conditions as Buyer may determine; provided, however, that with respect to any such employee currently on long-term
--------  -------
disability or other approved leave of absence, such offer shall be effective upon such employee's resumption of active employment. Each such employee who accepts such offer of employment is referred to hereinafter as a "Transferred
                                                                  -----------
Employee", and all such employees collectively as the "Transferred Employees".
--------                                               ---------------------
Notwithstanding the foregoing, following the Closing Date, Buyer may terminate the employment of any Transferred Employee (subject to the payment by Buyer of any severance benefits payable to such Transferred Employee in connection with such termination under a plan substantially in accordance with the terms set forth in Exhibit G annexed hereto).
                 -

          11.2 Assumption of Liabilities.  (a)(1)  From and after the Closing
               -------------------------
Date, Buyer shall assume, and shall honor, pay, perform and satisfy when due any and all liabilities, obligations and responsibilities to, or in respect of, each Transferred Employee, and each former employee and officer of Echelon and its subsidiaries, arising under the terms of, or in connection with, any Employee Benefit Plan, in each case, in accordance with the terms thereof in effect immediately prior to the date hereof, with respect to events or claims arising at any time; provided, that nothing contained herein shall constitute a
             --------
commitment or obligation on the part of Buyer to continue any such Employee Benefit Plan after the Closing Date except that Buyer shall provide, or shall cause to be provided, effective commencing on the Closing Date, coverage to all current and former employees of Echelon and its subsidiaries (including any employees who do not accept the offer of employment described in Section 11.1
                                                                         ----
hereof), and their spouses and dependents, under a group health plan which does not contain any waiting period or exclusion or limitation with respect to any pre-existing conditions, and Buyer shall be solely responsible for compliance with the requirements of Section 4980B of the Code and part 6 of subtitle B of Title I of ERISA ("COBRA"), including, without limitation, the provision of
                   -----
continuation coverage, with respect to all such current and former employees, spouses and dependents, for whom a qualifying event occurs before, on or after the Closing Date. The terms "group health plan", "continuation coverage", "qualifying event" and "qualified beneficiary" are used in this Section 11.2(a)(1) with the respective meanings ascribed thereto in COBRA.
----------

               (2) On the Closing Date, Buyer shall assume sponsorship of the Echelon International Corporation Savings Plan (the "Savings Plan") and the
                                                     ------------
related trust, and the liabilities thereunder, with respect to all persons entitled to benefits under the provisions of the Savings Plan, and Echelon shall cause all right, title, interest, authorities, obligations, duties, liabilities and assets of Echelon and its subsidiaries in, to and under the Savings Plan and the related trust to be transferred to and assumed by Buyer and any successor trustee, respectively, in accordance with applicable law. At Closing, the parties shall execute and deliver such documents and instruments as may be required to effect such assumption and transfer and to ensure that all assets of the Savings Plan, as the same exist immediately prior to the Closing

Date, shall be transferred with the Savings Plan to the extent provided in this
Section 11(a)(2). Effective upon Closing, Buyer will be substituted for Echelon
        --------
as the plan sponsor under the Savings Plan. For a period of at least twelve (12) months following the Closing Date, Buyer covenants and agrees to maintain the Savings Plan in accordance with the terms of the Savings Plan as in effect on the date hereof, except to the extent that Buyer is required to amend the Savings Plan to comply with applicable law.

               (3) Buyer shall be solely responsible for and shall indemnify and hold Echelon and its subsidiaries harmless from any obligations or Losses relating to claims made by any of the Transferred Employees for their compensation, severance or termination pay, benefits or notice under any applicable Federal, state or local law or under any plan, policy, practice or agreement, in each case, that accrues after the Closing Date and arises as a result of their employment or separation from employment with Buyer or its subsidiaries after the Closing Date.

          (b)  Subject to Section 11.2(a) hereof, Echelon shall be solely
                                  -------
responsible for and shall indemnify and hold Buyer harmless from any obligations or Losses relating to claims made by any current or former employee of Echelon and its subsidiaries, including, without limitation, the Transferred Employees, for their compensation, severance or termination pay, benefits or notice under any applicable Federal, state or local law or under any plan, policy, practice or agreement, in each case, that accrue through the Closing Date as a result of their employment or separation from employment with Echelon or its subsidiaries. On or prior to the Closing Date, Echelon shall satisfy all obligations (including payments due as a result of a change of control of Echelon or otherwise) then due and payable under any employment agreement entered into by Echelon or any of its subsidiaries (including the employment agreements described on Schedule XIII) and shall deliver to Buyer copies of any and all
                      ----
employee estoppel letters delivered in connection therewith.

          (c) Accrued but unpaid vacation, sick or other paid time off with respect to all employees of Echelon and its subsidiaries as of the Closing Date, including, without limitation, the Transferred Employees, shall, to the extent permitted by applicable law, be assumed by Buyer and paid by Buyer in accordance with the terms of the applicable policies and procedures of Echelon and its subsidiaries in effect on the date hereof.

          (d) In the event of any "plant closing" or "mass layoff" by Buyer, as defined by the Federal Worker Adjustment Retraining Notification Act, 29 U.S.C.
(S) 2101 et seq. ("WARN"), or any state law equivalent, which shall occur after
         -- ----   ----
the Closing Date, Buyer shall comply with all of the requirements of WARN and any applicable state law equivalent and shall indemnify Echelon and its subsidiaries from and against any Losses incurred by Echelon and its subsidiaries as the result of any action against Buyer or Echelon (and/or its subsidiaries) under WARN.

          11.3 Participation and Crediting of Service Under Employee Plans and
               ---------------------------------------------------------------
Practices.  Following Closing, (a) Buyer shall waive any waiting periods,
---------
exclusions, or pre-existing condition limitations that may otherwise be applicable to Transferred Employees, and their spouses and eligible dependents, under any benefit plans of Buyer, and
(ii) Buyer shall honor or cause to be honored all premiums, co-payments and deductibles paid by the Transferred Employees, and their spouses and eligible dependents, during the plan year in which Closing occurs under the employee welfare benefit plans and arrangements of Echelon and its subsidiaries up to (and including) the Closing Date. Following Closing, each employee benefit plan or arrangement and employee compensation policy or practice sponsored by Buyer or its affiliates shall credit, for all purposes (except for benefit accruals under any defined benefit pension plans), all service of the Transferred Employees, and other employees and officers of Echelon and its subsidiaries, with Echelon and its subsidiaries (and their respective predecessors) to the same extent such service was taken into consideration under comparable employee benefit plans of Echelon and its subsidiaries.

          Section 12.  Miscellaneous.
                       -------------

          12.1 Litigation.  In the event of any litigation between Seller and
               ----------
Buyer concerning the terms of this Agreement, the prevailing party will be entitled to reimbursement of its costs and expenses, including reasonable attorneys' fees incurred in trial, appellate and post-judgment proceedings. The provisions of this Section 12.1 will survive Closing, expiration or termination
                           ----
of this Agreement.

          12.2 Escrow Obligations of Escrow Agent.  Seller and Buyer acknowledge
               ----------------------------------
that Escrow Agent undertakes hereunder to perform only such duties as are expressly set forth herein and no implied duties or obligations will be inferred against Escrow Agent. The Purchase Price (including the Deposit), the Asset Sales Proceeds and the other Escrowed Items will be held and disbursed by Escrow Agent as follows:

          (a) Escrow Agent may (i) act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine,
     (ii) assume the validity and accuracy of any statement or assertion contained in such a writing or instrument and (iii) assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so.

          (b) Seller and Buyer agree, jointly and severally, to indemnify and hold harmless Escrow Agent from and against any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature whatsoever, which Escrow Agent may incur or with which it may be threatened solely by reason of its acting as escrow agent hereunder, except to the extent resulting from Escrow Agent's gross negligence, fraud or intentional misconduct; and in connection therewith, to indemnify Escrow Agent against any and all expenses, including reasonable attorneys' fees and the cost of defending any action, suit or proceedings or resisting any claim; provided,
                                                                       --------
     however, that if such expenses are incurred by Escrow Agent in connection
     -------
     with litigation between Seller and Buyer, the responsibility for indemnifying Escrow Agent for such expenses will belong solely to the non-prevailing party.

          (c) Escrow Agent will not make any disbursement of the Purchase Price (including the Deposit) or any Asset Sales Proceeds (except, in each case as set forth in succeeding subsection (d)) without giving written notice to the party which will not receive the disbursement at least ten (10) Business Days in advance of the disbursement. The failure of the party not receiving the disbursement to object (on or prior to the seventh day after receipt of such notice) to the disbursement by written notice to the other party and to Escrow Agent will constitute binding acquiescence of such party to the disbursement. If there is any disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety, of any action contemplated by Escrow Agent hereunder, or if Escrow Agent shall have received inconsistent instructions as to the disbursement of the Purchase Price (including the Deposit) or the Asset Sales Proceeds, in each case except as set forth in succeeding subsection
     (d), Escrow Agent will not disburse the Purchase Price (including the Deposit) or Asset Sales Proceeds, as the case may be, and will file an action in interpleader to resolve such disagreement or inconsistency, as the case may be. Escrow Agent will be indemnified (by Seller or Buyer, whichever is the non-prevailing party) as set forth in the foregoing subsection (b) in connection with such interpleader action, and will be fully protected in suspending all or a part of its activities under this Agreement until a final judgment in the interpleader action is received.

          (d) Notwithstanding anything to the contrary set forth in foregoing subsection (c) or elsewhere in this Agreement (including, without limitation, receipt of inconsistent instructions from Buyer or Seller as to the disbursement of any Escrowed Item), Escrow Agent shall take the following actions: (i) upon receipt of all Escrowed Items specified in the joint direction letter described in Section 7.7 hereof, Escrow Agent will
                                                 ---
     promptly (and in any event, within one Business Day) notify Buyer and Seller of such receipt of all Escrowed Items, (ii) immediately following the filing by Escrow Agent of the Articles of Merger with respect to the Merger with the Department of State of the State of Florida or the receipt of notice by Escrow Agent that such filing has occurred, Escrow Agent shall deliver the Escrowed Items to the party entitled to same (including, without limitation, delivery of (x) the Purchase Price to Seller or to such account as Seller may designate and (y) the Asset Sales Proceeds to Buyer) as set forth in the joint direction letter described in Section 7.7 hereof,
                                                                     ---
     (iii) immediately following receipt of written notice from Seller or Buyer that this Agreement has been terminated pursuant to Section 9.1 hereof, the
                                                                 ---
     Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent and (iv) immediately following receipt of written notice from Buyer that the Tender Offer Expiration Date did not occur on or prior to the third Business Day after the Escrow Closing Date, the Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent.

          (e) Escrow Agent may consult with counsel of its own choice and will have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. Escrow Agent otherwise will not be liable for any mistakes of fact or error of judgment, or for any acts or omissions of any kind unless caused by its willful misconduct or gross negligence.

          (f) Escrow Agent may resign upon 15 days' written notice to Seller and Buyer, and if a successor escrow agent is not appointed by Buyer and Seller within such 15-day period, Escrow Agent may petition a court of competent jurisdiction to name a successor.

          12.3 Notices.  All notices, requests, demands, claims, waivers and
               -------
other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by telecopier and courier service for next Business Day delivery, as follows:

          (a)  if to Seller, to it at:

          Echelon International Corporation
          450 Carillon Parkway, Suite 200
          St. Petersburg, Florida  33716
          Facsimile: (727) 803-8203

          Attention: Darryl A. LeClair

          with a copy to:

          Echelon International Corporation
          450 Carillon Parkway, Suite 200
          St. Petersburg, Florida  33716
          Facsimile: (727) 803-8203

          Attention: Susan Glatthorn Johnson, Esq.

          with a copy to:

          White & Case LLP
          1155 Avenue of the Americas
          New York, New York  10036
          Facsimile: (212) 354-8113

          Attention: William F. Wynne, Jr., Esq.

          and a copy to:

          EIN Acquisition Corp.
          950 Third Avenue
          New York, New York  10022
          Facsimile: (212) 688-7908

          Attention: James Haber

          with a copy to:

          Brown Raysman Millstein Felder and Steiner LLP
          120 West 45th Street
          New York, New York  10036
          Facsimile: (212) 840-2429

          Attention: Robert M. Unger, Esq.

          (b)  if to Buyer, to it at:

          c/o Equis Financial Group
          One Canterbury Green, 8th Floor
          Stamford, Connecticut  06901
          Facsimile: (203) 363-0861

          Attention: Gary D. Engle

          with a copy to:


          Steel Hector & Davis LLP
          200 South Biscayne Boulevard
          Miami, Florida  33131
          Facsimile: (305) 577-7001

          Attention: Thomas V. Eagan, P.A.

          (c)  if to Escrow Agent, to it at:

          LandAmerica Financial Group
          3922 Coconut Palm Drive, Suite 102
          Tampa, Florida  33619
          Facsimile: (813) 740-0595

          Attention: Juanita M. Shuster
or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third Business Day after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

          12.4 Entire Agreement.  This Agreement and the exhibits, schedules and
               ----------------
other documents referred to herein or delivered pursuant hereto, collectively contain the entire understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto.

          12.5 Successors and Assigns.  This Agreement shall inure to the
               ----------------------
benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns; and no third party shall have any rights, privileges or other beneficial interests herein or hereunder. Buyer shall not be entitled to assign this Agreement or any of its rights, duties or interests herein or hereunder to any other Person; provided, however, that Buyer may, not
                                         --------  -------
less than five Business Days prior to the Closing Date, designate one or more of its wholly-owned subsidiaries or affiliates controlled by it to be the transferee of one or more Assets and/or the Assumed Liabilities (without limiting the foregoing, it is understood and agreed that Buyer may designate Echelon Commercial LLC, a Delaware limited liability company and an affiliate of Buyer, to acquire title to the 7th Avenue Property), in each case so long as (x) such transfer, assignment or assumption does not impose any incremental burden on Seller under this Agreement or delay (or otherwise impede) the consummation of the transactions contemplated by this Agreement and (y) Buyer remains liable to Seller for all of its obligations hereunder with respect to the Assumed Liabilities and the Other Assumed Liabilities notwithstanding such transfer, assignment or assumption.

          12.6 Headings.  The descriptive headings of the several Sections of
               --------
this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

          12.7 Applicable Law.  This Agreement and the legal relations between
               --------------
the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws rules thereof.

          12.8 Severability.  If any term, provision, covenant or restriction
               ------------
contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          12.9 Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

          12.10  No Waiver of Default.  No waiver by a party of any breach of
                 --------------------
this Agreement or of any warranty or representation hereunder by the other party will be deemed to be a waiver of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party will be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by a party to exercise any right it may have by reason of the default of the other party will operate as a waiver of default or modification of this Agreement or will prevent the exercise of any right by the first party while the other party continues so to be in default.

          12.11  Confidentiality.  It is agreed that (x) Seller will, at all
                 ---------------
times, keep in strict confidence all non-public information (other than information made public as a result of a breach of its obligations pursuant to this Section 12.11) obtained by it with respect to Buyer and/or the Assets and
             -----
(y) Buyer will, at all times prior to the Closing Date, keep in strict confidence all non-public information (other than information made public as a result of a breach of its obligations pursuant to this Section 12.11) obtained
                                                               -----
by it with respect to Seller pursuant to or in connection with this Agreement or any confidentiality agreement executed by Buyer related to the Assets (including all information obtained by such Person with respect to the tenants and other occupants of any of the Real Estate Assets and all information attached hereto with respect to the Joint Venture Interests, the Employee Loans and the Existing
Debt). Each of Seller and Buyer agrees to instruct its agents, employees, advisers and consultants to comply with the provisions of this Section 12.11 and
                                                                       -----
any confidentiality agreement executed in connection with the Assets. Notwithstanding the foregoing, each of Seller and Buyer may disclose any such non-public information obtained by it to its directors, bankers, advisors, attorneys, accountants and agents so long as such parties agree in writing for the benefit of the other parties hereto to keep the information confidential in accordance with the terms of this Section 12.11. In addition, each of Seller
                                          -----
and Buyer may disclose any such non-public information as may be required by law. If the purchase and sale of the Assets contemplated by this Agreement is not completed for any reason, Buyer will, upon request of Seller, promptly return to Seller all instruments and materials or copies of instruments and materials delivered pursuant hereto and obtained by Buyer. The provisions of this Section 12.11 will survive any termination of this Agreement.
             -----

          12.12  Recourse Limited.  Notwithstanding anything to the contrary in
                 ----------------
this Agreement, neither any present or future constituent shareholder, member, partner, officer, director, employee or agent of the parties hereto or of any corporation, limited liability company or partnership that is the owner of any equity interest in the parties hereto will be personally liable, directly or indirectly, under or in connection with this Agreement, or any document, instrument or certificate securing or otherwise executed in connection with this Agreement, or any amendments or modifications to any of the foregoing made at any time or times, heretofore or hereafter, or in respect of any matter, condition, injury or loss related to this Agreement or the Assets (provided that
                                                                   --------
Echelon shall be so liable to the extent Echelon constitutes the holder of equity interests in its Subsidiaries); and each party hereto (and their respective successors and assigns) waives any such personal liability.

          12.13  Business Day.  If any date herein set forth for the performance
                 ------------
of any obligations by Seller or for the delivery of any instrument or notice as herein provided should be on a day other than a Business Day, the compliance with such obligations or delivery will be deemed acceptable on the next occurring Business Day.

          12.14  Recordation.  Buyer and Seller agree that neither this
                 -----------
Agreement nor any memorandum hereof will be recorded in any public records, and that any such recording would constitute a default subject to Section 9.1
                                                                      ---
hereof.

          12.15  Jury Waiver.  IN ANY CIVIL ACTION, COUNTERCLAIM OR PROCEEDING,
                 -----------
WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS, OR RELATES TO THIS AGREEMENT, AND ANY AND ALL TRANSACTIONS CONTEMPLATED HEREUNDER, THE PERFORMANCE HEREOF, OR THE RELATIONSHIP CREATED HEREBY, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, TRIAL WILL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO OF THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. NEITHER PARTY HAS MADE OR RELIED UPON ANY ORAL REPRESENTATIONS TO OR BY ANY OTHER PARTY REGARDING THE ENFORCEABILITY OF THIS PROVISION. EACH PARTY HAS READ AND UNDERSTANDS THE EFFECT OF THIS JURY WAIVER PROVISION.

          12.16  Public Announcements.  At all times prior to the Closing Date,
                 --------------------
Seller, on the one hand, and Buyer, on the other hand, agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby (other than for the Schedule TO, the Schedule 14D-9 and any other public filing made in connection with the transactions contemplated by the Merger Agreement), and shall not issue any such press release or make any such public statement prior to such consultation and review by the other party of a copy of such release or statement; provided, that (x) a party may, without the prior consent of any
           --------
other party, issue a press release or make such public statement as may be required by law or any rule of or agreement with any national securities exchange or automated quotation system to which such party is subject and (y) subject to Seller's obligations under the Merger Agreement, Seller will give Buyer and its counsel the opportunity to review and comment upon the Schedule TO, the Schedule 14D-9 and any other public filing made in connection with the transactions contemplated by the Merger Agreement but only to the extent that same directly relates to the identity and description of Buyer or to the description of the principal terms and conditions of this Agreement.

          12.17  Radon Gas.  Radon is a naturally occurring radioactive gas
                 ---------
that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time ("Radon").
                                                                  -----
Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from the local county public health unit. The matters set forth in this Section 12.17 shall constitute an exception to the
                          -----
representation and warranty of Seller set forth in Section 3.7 hereof.
                                                           ---

          12.18  Bulk Sales Law Waiver.  Each party hereto agrees to waive
                 ---------------------
compliance by the other with the provisions of the bulk sales law or comparable law of any jurisdiction to the extent that the same may be applicable to the transactions contemplated hereby.

          12.19  Knowledge.  When any representation or warranty contained in
                 ---------
this Agreement is expressly qualified by the knowledge of Seller or Echelon, such knowledge means the actual knowledge of Darryl A. LeClair, W. Michael Doramus, Julio A. Maggi, Larry J. Newsome, Susan G. Johnson, J. Mark Stroud, Thomas D. Wilson, Antonia P. Williams, Timothy S. Tinsley or K. Brent Little.

          12.20  Amendments, Modifications and Supplements.  This Agreement
                 -----------------------------------------
(including all Schedules and Exhibits thereto) may be amended, modified and supplemented only in writing executed by the parties hereto.

          12.21  Representations and Warranties.  The respective representations
                 ------------------------------
and warranties of Seller, on the one hand, and Buyer, on the other hand, contained herein or in any certificates or other documents delivered pursuant hereto shall not be deemed waived or otherwise affected by any investigation made by any party. Except as expressly provided in Section 8 hereof (and, in
                                                            -
the case of Buyer, Sections 4.4, 4.5, 4.6 and 4.9 hereof), each and every such
                            ---  ---  ---     ---
representation and warranty shall expire with, and be terminated and extinguished by, the Escrow Closing Date and thereafter neither Seller nor Buyer shall be under any liability whatsoever with respect to any such representation or warranty. Furthermore, notwithstanding anything to the contrary (express or implied) set forth herein (other than Section 8 hereof), in the case of any
                                              -
breach by Seller of any of its representations and warranties, Buyer's sole right shall be the exercise (if it is entitled to do so) of its right of termination pursuant to Section 9.1(f) hereof (and Buyer's sole remedies in
                                ------
connection therewith shall be those expressly set forth in Section 9.2 hereof)
                                                                   ---
and Seller shall not at any time (whether before, on or after the Escrow Closing
Date) have any further liability whatsoever with respect to any such breach of its representations and warranties. This Section 12.21 shall have no effect
                                                  -----
upon any other obligation of the parties hereto, whether to be performed before or after the Closing Date.

          12.22  Performance and Discharge.  The acceptance by Buyer of the
                 -------------------------
agreements, instruments and other documents contemplated in this Agreement conveying title to, or assigning Seller's rights and interests in, the Assets shall be deemed to be a full performance and discharge of every agreement and obligation on the part of Seller to be performed under this Agreement, except those, if any, where are herein specifically stated to survive delivery of such agreements, instruments and other documents.

                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties have caused this Purchase and Sale Agreement to be executed on the date(s) hereinafter set forth.



                                    SELLER:
                                    -------


WITNESSED BY:                       ECHELON INTERNATIONAL CORPORATION,
                                     a Florida corporation

_____________________

Name:________________               By:___________________________
                                    Name:_________________________
                                    Title:________________________
_____________________               Date: January ____, 2000

Name:________________





                                    ECHELON DOWNTOWN I, INC., a Florida
                                     corporation

                                    By:___________________________
                                    Name:_________________________
                                    Title:________________________
                                    Date: January ____, 2000


                                    ECHELON RESIDENTIAL INVESTMENTS, INC.,
                                     a Florida corporation

                                    By:___________________________
                                    Name:_________________________
                                    Title:________________________
                                    Date: January ____, 2000


                                    ECHELON RESIDENTIAL SERVICES, INC.,
                                     a Florida corporation

                                    By:___________________________
                                    Name:_________________________
                                    Title:________________________
                                    Date: January ____, 2000

                                    ECHELON GENERAL PARTNER, INC., a Florida
                                     corporation

                                    By:___________________________
                                    Name:_________________________
                                    Title:________________________
                                    Date: January ____, 2000


WITNESSED BY:                       ECHELON AT BRIARGATE, INC., a Florida
                                     corporation

___________________

Name:______________                 By:____________________________
                                    Name:__________________________
___________________                 Title:_________________________
                                    Date: January ____, 2000
Name:______________

WITNESSED BY:                       ECHELON AT TWENTY MILE VILLAGE, INC.,
                                     a Florida corporation

____________________

Name:_______________                By:______________________________
                                    Name:____________________________
____________________                Title:___________________________
                                    Date: January ____, 2000
Name:_______________





                                    NEW FOURTH RESIDENTIAL LIMITED PARTNERSHIP,
                                     a Texas Limited Partnership
WITNESSED BY:

                                    By: Echelon General Partner, Inc., a Florida
                                        Corporation, its general partner


____________________

Name:_______________                By:______________________________
                                    Name:____________________________
____________________                Title:___________________________
                                    Date: January ____, 2000
Name:_______________





WITNESSED BY:                       WATTERS CREEK LIMITED PARTNERSHIP, a
                                     Texas Limited Partnership

                                    By: Echelon General Partner II, Inc., a
                                        Florida Corporation, its general partner


____________________

Name:_______________                By:______________________________
                                    Name:____________________________
____________________                Title:___________________________
                                    Date: January ____, 2000
Name:_______________

WITNESSED BY:                       KELLER-COUNTRY BROOK LIMITED PARTNERSHIP,
                                     a Texas Limited Partnership


                                    By: Echelon General Partner II, Inc., a
                                        Florida Corporation, its general partner


____________________

Name:_______________                By:______________________________
                                    Name:____________________________
____________________                Title:___________________________
                                    Date: January ____, 2000
Name:_______________




WITNESSED BY:                       GALLOWAY-TRIPP SF LIMITED PARTNERSHIP,
                                     a Texas Limited Partnership


                                    By: Echelon General Partner II, Inc., a
                                        Florida Corporation, its general partner


____________________

Name:_______________                By:______________________________
                                    Name:____________________________
____________________                Title:___________________________
                                    Date: January ____, 2000
Name:_______________




WITNESSED BY:                       MID-TOWN RESIDENTIAL LIMITED PARTNERSHIP,
                                     a Texas Limited Partnership

                                    By: Echelon General Partner II, Inc., a
                                        Florida Corporation, its general partner

____________________

Name:_______________                By:______________________________
                                    Name:____________________________
____________________                Title:___________________________
                                    Date: January ____, 2000
Name:_______________

WITNESSED BY:                   RIVER PARK ESTATES, LLC, a Delaware
                                  Limited Liability Company

                                By: Echelon Residential Incorporated, a Florida
                                    Corporation, its managing member

__________________
Name:_____________              By:_______________________
                                Name:_____________________
__________________              Title:____________________
Name:_____________              Date: January ____, 2000

                                BUYER:
                                -----

WITNESSED BY:                   ECHELON RESIDENTIAL LLC, a Delaware limited
                                liability company

__________________
Name:_____________              By: Equis Corporation, a Massachusetts
                                    corporation, its managing member
__________________
Name:_____________

                                By:________________________
                                Name:______________________
                                Title:_____________________
                                Date: January ____, 2000

          Escrow Agent hereby agrees to hold and disburse the Purchase Price (including the Deposit), the Asset Sales Proceeds and the other Escrowed Items in accordance with and subject to the provisions of the foregoing Purchase and Sale Agreement.

                              LANDAMERICA FINANCIAL GROUP

                              By:_______________________
                              Name:_____________________
                              Title:____________________
                              Date:  January ____, 2000

          The following entities are executing this Agreement for the purpose of acknowledging their agreement to convey any of the assets described herein which they may have an ownership interest in:


                                        ECHELON DEVELOPMENT CORPORATION


                                        By:________________________
                                        Name:______________________
                                        Title:_____________________
                                        Date: January ____, 2000


                                        ECHELON REAL ESTATE SERVICES, INC.


                                        By:________________________
                                        Name:______________________
                                        Title:_____________________
                                        Date: January ____, 2000


                                        PCC DEL, INC.


                                        By:________________________
                                        Name:______________________
                                        Title:_____________________
                                        Date: January ____, 2000


                                        ECHELON RESIDENTIAL INCORPORATED


                                        By:________________________
                                        Name:______________________
                                        Title:_____________________
                                        Date: January ____, 2000

                                        ECHELON GENERAL PARTNER, INC.


                                        By:________________________
                                        Name:______________________
                                        Title:_____________________
                                        Date: January ____, 2000


                                        SOUTH CORE COMMERCIAL, INC.


                                        By:________________________
                                        Name:______________________
                                        Title:_____________________
                                        Date: January ____, 2000

                                        SOUTH CORE PARKING, INC.


                                        By:________________________
                                        Name:______________________
                                        Title:_____________________
                                        Date: January ____, 2000



                                        ECHELON AFFORDABLE DEVELOPMENT, INC.


                                        By:________________________
                                        Name:______________________
                                        Title:_____________________
                                        Date: January ____, 2000


                                        ECHELON CARILLON ONE, INC.


                                        By:________________________
                                        Name:______________________
                                        Title:_____________________
                                        Date: January ____, 2000


                                        ECHELON AT CARILLON TWO, INC.


                                        By:________________________
                                        Name:______________________
                                        Title:_____________________
                                        Date: January ____, 2000

                                        ECHELON CARILLON THREE, INC.

                                        By:_________________________________
                                        Name:_______________________________
                                        Title:______________________________
                                        Date: January ____, 2000

                                        ECHELON AT MCNULTY, INC.

                                        By:_________________________________
                                        Name:_______________________________
                                        Title:______________________________
                                        Date: January ____, 2000

                                        HIGHPOINT CENTER HEALTH CLUB, INC.

                                        By:_________________________________
                                        Name:_______________________________
                                        Title:______________________________
                                        Date: January ____, 2000

                                        ECHELON GENERAL PARTNER AFFORDABLE
                                        HOUSING, INC.

                                        By:_________________________________
                                        Name:_______________________________
                                        Title:______________________________
                                        Date: January ____, 2000

                                        ECHELON AT BAY ISLE KEY, INC.

                                        By:_________________________________
                                        Name:_______________________________
                                        Title:______________________________
                                        Date: January ____, 2000

                                        ECHELON AT NORTHLAKE, INC.

                                        By:_________________________________
                                        Name:_______________________________
                                        Title:______________________________
                                        Date: January ____, 2000

                                        ECHELON AT THE RESERVE I, INC.

                                        By:_________________________________
                                        Name:_______________________________
                                        Title:______________________________
                                        Date: January ____, 2000

                                        ECHELON AT THE RESERVE II, INC.

                                        By:_________________________________
                                        Name:_______________________________
                                        Title:______________________________
                                        Date: January ____, 2000

                                        ECHELON AT WOODLAND PARK, INC.
                                          n/k/a ECHELON GATEWAY, INC.

                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________
                                        Date: January ____, 2000

                                        ECHELON AT THE HARBORAGE, INC.

                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________
                                        Date: January ____, 2000

                                        ECHELON RESIDENTIAL INVESTMENTS II, INC.

                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________
                                        Date: January ____, 2000

                                        KNOX STREET CAPITAL, INC.

                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________
                                        Date: January ____, 2000

                                        BAYBRIDGE APARTMENTS, LTD.
                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________
                                        Date: January ____, 2000

                                        200 CARILLON, L.L.C.


                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________
                                        Date: January ____, 2000

                                        SOUTH GARNETT RESIDENTIAL LIMITED
                                        PARTNERSHIP

                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________
                                        Date: January ____, 2000

                                        RESIDENTIAL 98/TH/ MEMORIAL CREEK
                                        TURNPIKE LIMITED PARTNERSHIP

                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________
                                        Date: January ____, 2000

                                        MISSION RANCH LIMITED PARTNERSHIP

                                        By:_________________________________
                                        Name:_______________________________
                                        Title:______________________________
                                        Date: January ____, 2000

                                                                       EXHIBIT A
FOLIO NUMBER:  ____________


                                    FORM OF
                             SPECIAL WARRANTY DEED
                             ---------------------

          THIS SPECIAL WARRANTY DEED is made this ______ day of ____________, 2000, by ______________________, a _______________ ("Grantor"), whose address is
                                                     -------
_____________________________________, to _______________________, a
______________ ("Grantee"), whose address is _________________________________.
                 -------

                              W I T N E S S E T H:

          THAT GRANTOR, for and in consideration of the sum of ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, bargain, sell, transfer and deliver to Grantee, its successors and assigns forever, the real property (the "Property") described in Exhibit A attached hereto and made a part hereof.
---------                        -

          TOGETHER, with all the tenements, hereditaments and appurtenances belonging or in anyway appertaining thereto.

          TO HAVE AND TO HOLD the same in fee simple forever.

          AND GRANTOR hereby specially warrants the title to the Property, and will defend the same against the lawful claims of all persons whomsoever claiming by, through or under Grantor, but none others.

          IN WITNESS WHEREOF, GRANTOR has caused this Special Warranty Deed to be executed as of the date first above written.

WITNESSED BY:                     GRANTOR:

______________________________    By:

Name:_________________________

______________________________    By:___________________________

                                  Name:_________________________

Name:_________________________    Title:


This instrument prepared by and when recorded return to:
_____________________________
_____________________________
_____________________________
_____________________________

STATE OF ___________    )
                        )  ss:
COUNTY OF ___________   )

     The foregoing instrument was acknowledged before me this _____ day of ______, 2000, by ________________, as ______________ of _______________, a
__________ corporation, _____________ of _________________, a
___________________, on behalf of the _____________, who is personally known to me or who has produced a driver's license as identification.

                              ________________________________________
                              Name:
                              Notary Public, State of ________________
                              My commission expires:

          IN WITNESS WHEREOF, this Bill of Sale has been signed, sealed and delivered by the parties as of the date first above written.

WITNESSED BY:                   SELLER:

______________________________  By: ________________________________


Name:_________________________

                                      By:___________________________

______________________________        Name:_________________________

                                      Title:________________________

Name:_________________________


WITNESSED BY:                   BUYER:

______________________________  By:_________________________________


Name:_________________________

                                      By:___________________________

______________________________        Name:_________________________

                                      Title:________________________

Name:________________________

                                                                       EXHIBIT B

                                    FORM OF
                                  BILL OF SALE
                                  ------------

          Made and entered into this ____ day of __________, 2000, by and between _____________, a _____________ ("Seller"), and __________________, a
                                         ------
____________ ("Buyer").
               -----

                              W I T N E S S E T H:

          WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement (the "Agreement"), dated as of January ____, 2000, for, inter alia,
                ---------                                         ----- ----
the sale and purchase of the real property more specifically described in Exhibit A attached hereto and made a part hereof (the "Property"); and
        -                                              --------

          WHEREAS, in accordance with the terms of the Agreement, Seller desires to assign, transfer, set over and deliver to Buyer all of Seller's right, title and interest in, and Buyer desires to assume all duties and obligations of Seller with respect to, all items of personalty situated at or on the Property, excluding any personal property owned or leased by tenants of the Property (collectively, the "Personalty");
                    ----------

          NOW, THEREFORE, in accordance with the Agreement and in consideration of the sum of ten Dollars ($10.00) and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties do hereby agree as follows:

          1. Seller does hereby grant, bargain, transfer, set over and deliver unto Buyer all of Seller's right, title and interest in and to the Personalty.

          2. Buyer hereby acknowledges and agrees that it is purchasing the Personalty in its "as is" condition. Seller makes no representation or warranty of any kind with respect to the Property or the Personalty, except as otherwise expressly set forth herein or in the Agreement.

          3. This Bill of Sale shall be governed by the laws of the State of _______ and shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

          Seller hereby warrants title to the Property against the lawful claims of all persons claiming by, through or under Seller, but none others.

                                                                       EXHIBIT C

                                    FORM OF
           ASSIGNMENT AND ASSUMPTION OF PERMITS, CONTRACTS AND LEASES
           ----------------------------------------------------------

          THIS ASSIGNMENT AND ASSUMPTION OF PERMITS, CONTRACTS AND LEASES (this "Assignment") is made and entered into as of the ____ day of _______________,
 ----------
2000, by and between _____________, a _________________ ("Assignor"), and
                                                          --------
_______________________, a ___________________ ("Assignee").
                                                 --------

                             W I T N E S S E T H :

          WHEREAS, Assignor and Assignee entered into that certain Purchase and Sale Agreement (the "Agreement"), dated as of January ____, 2000, for, inter
                     ---------                                         -----
alia, the sale and purchase of certain real property more particularly described
----
in Exhibit A attached hereto and made a part hereof (the "Property"); and
           -                                              --------

          WHEREAS, in accordance with the terms of the Agreement, Assignor desires to assign, transfer, set over and deliver to Assignee all of Assignor's right, title and interest in, and Assignee desires to assume all duties and obligations of Assignor with respect to, the Permits, Contracts and Leases listed on Exhibit B attached hereto and made a part hereof;
                  -

          NOW, THEREFORE, in accordance with the Agreement and in consideration of the sum of ten Dollars ($10.00) and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties do hereby agree as follows:

          1.  Assignment.  Assignor does hereby assign, transfer, set over and
              ----------
deliver unto Assignee all of Assignor's right, title and interest in and to the Permits, Contracts and Leases. Assignee makes no representation or warranty of any kind with respect to the Permits, Contracts and Leases, except as otherwise expressly set forth herein or in the Agreement.

          2.  Assumption.  Assignee hereby accepts the foregoing assignment and
              ----------
hereby assumes all duties and obligations under the same arising on or after the date hereof.

          3.  Assignor Indemnification.  Assignor hereby agrees to indemnify,
              ------------------------
defend and hold harmless Assignee from and against any loss, cost, damage, or expense arising from or in connection with any liability or obligation related to the Permits, Contracts and Leases arising by virtue of acts or omissions by Assignor which have accrued or occurred prior to the date hereof.

          4.  Assignee Indemnification.  Assignee hereby agrees to indemnify,
              ------------------------
defend and hold harmless Assignor from and against any loss, cost, damage, or expense arising from or in connection with any liability or obligation related to the Permits, Contracts and Leases arising by virtue of acts or omissions by Assignee which accrue or occur on or after the date hereof.

          5.  Governing Law; Parties Bound.  This Agreement shall be governed by
              ----------------------------
the laws of the State of __________. This Assignment shall be binding upon, and inure to the benefit of, the parties to this Assignment and their respective heirs, legal representatives, successors and assigns.

          IN WITNESS WHEREOF, this Assignment has been signed, sealed and delivered by the parties as of the date first above written.


WITNESSED BY:                   ASSIGNOR:

______________________________  By: ________________________________

Name:_________________________

                                      By:___________________________

______________________________        Name:_________________________

                                      Title:________________________

Name:_________________________


WITNESSED BY:                   ASSIGNEE:

______________________________  By:_________________________________

Name:_________________________

                                      By:___________________________

______________________________        Name:_________________________

                                      Title:________________________

Name:________________________

                                                                       EXHIBIT D

                                    FORM OF

                           TENANT ESTOPPEL STATEMENT
                           -------------------------

DATE:                         ______________, [1999] [2000]

TO:                           ________________________, a
                              ________________________ ("Buyer")
                                                         -----

RE:      Lease (the "Lease"), dated ___________, by and between
                            -----
          ___________ as landlord ("Landlord") and ___________ as tenant
                                    --------
          ("Tenant"), with respect to _______________________________ (the
          --------
          "Leased Premises")
          ----------------

Gentlemen:

          As Tenant under the Lease, the undersigned hereby acknowledges for the benefit of Buyer, which is about to purchase the Leased Premises, and Buyer's lender, if any, the truth and accuracy of the following statements pertaining to said Lease:

1.   Date of Lease:

2.   Description of Any and All Amendments, Modification or
Assignments of the Lease:

3.   Term of Lease / Date of Expiration:

4.   Current Monthly Rent / Common Area Maintenance / Other Charges:

5.   Security Deposit / Last Month's Rent / Other Prepaid Amounts:

6.   Guarantor(s), if any:

7.   The Lease is in full force and effect.

8. Tenant is in exclusive possession of the Leased Premises under the terms of the Lease.

9. All rent, charges or other payments due Landlord under the Lease have been paid through ________________, [1999] [2000]. Rent has not been paid more than one (1) month in advance.

10. There are not any uncured defaults on the part of Landlord or Tenant under the Lease and, to the best of Tenant's knowledge and belief, no event has occurred which, with notice and/or lapse of time, would cause such a default to occur by either Landlord or Tenant.

11. All tenant improvements and other improvements to be constructed by Landlord under the Lease have been fully completed and accepted by Tenant.

12. Tenant does not have any outstanding option to renew the Lease, option to expand the Leased Premises or option to purchase any part of the Leased Premises other than as follows:

13. The Lease, together with any modifications listed in item 2 hereof, sets forth the entire agreement between Landlord and Tenant. There are no other documents or agreements affecting the rights of the parties except as follows: ___________________________

14. To the best of Tenant's knowledge and belief, the Lease is valid and enforceable in accordance with its terms and none of the provisions thereof that inure to the benefit of Landlord have been waived by Landlord and there are no offsets or defenses to the payment of rent by Tenant under the Lease.

15. Tenant is the sole owner of the entire leasehold estate under the Lease and has not assigned the Lease or any interest therein, nor has Tenant sublet all or any portion of the Leased Premises.

16. Tenant has obtained the required occupational licenses, certificates of occupancy or other similar licenses required for Tenant to operate its business on the Leased Premises.

17. This certification shall be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Buyer, its successors and assigns, the Buyer's lender, if any, and all parties claiming through or under such persons.

                                    TENANT:

                                    ____________________________________
                                        By:  ___________________________
                                        Name:___________________________
                                        Title:__________________________

                                                                       EXHIBIT E

                                    FORM OF

              ASSIGNMENT AND ASSUMPTION AGREEMENT OF MORTGAGE LOAN
              ----------------------------------------------------

          THIS ASSIGNMENT AND ASSUMPTION OF MORTGAGE LOAN (this "Assignment") is
                                                                 ----------
made and entered into as of the ____ day of _______________, 2000, by and between _________________ ("Assignor"), having an address at _________________
                            --------
and _______________________, a ___________________ ("Assignee"), having an
                                                     --------
address at _______________________.

                             W I T N E S S E T H :

          WHEREAS, pursuant to that certain [Mortgage], dated _______, ____, between Assignor, as lender/mortgagee, to [Name of Borrower], as borrower/mortgagor (the "Borrower"), and recorded in the Office of the Clerk of
                         --------
_______ County on _______ in Liber _______, Page ________, Assignor made a loan to the Borrower in the sum of $______________ (the "Mortgage Loan");
                                                    -------------

          WHEREAS, Assignor and Assignee entered into that certain Purchase and Sale Agreement (the "Agreement"), dated as of January 21, 2000, for, inter alia,
                     ---------                                       ----- ----
the transfer of the Mortgage Loan; and

          WHEREAS, in accordance with the terms of the Agreement, Assignor desires to assign, transfer, set over and deliver to Assignee all of Assignor's right, title and interest in, and Assignee desires to assume all duties and obligations of Assignor with respect to the Mortgage Loan and the mortgage loan documents relating thereto and described on Exhibit A attached hereto and made a part hereof (the "Mortgage Loan Documents");
                  -----------------------

          NOW, THEREFORE, in accordance with the Agreement and in consideration of the sum of ten Dollars ($10.00) and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties do hereby agree as follows:

          1.    Assignment.  Assignor does hereby assign, transfer, set over and
                ----------
deliver unto Assignee all of Assignor's right, title and interest in and to the Mortgage Loan and the Mortgage Loan Documents, together with all other documents and instruments relating thereto. The foregoing assignment is made without representation or warranty of any kind, except as otherwise set forth herein or in the Agreement.

          2.    Assumption.  Assignee hereby accepts the foregoing assignment
                ----------
and hereby assumes all duties and obligations under the Mortgage Loan Documents arising on or after the date hereof.

          3.    Assignor Indemnification.  Assignor hereby agrees to indemnify,
                ------------------------
defend and hold harmless Assignee from and against any loss, cost, damage, or expense arising from or in connection with any liability or obligation related to the Mortgage Loan and the Mortgage Loan Documents arising by virtue of acts or omissions by Assignor which have accrued or occurred prior to the date hereof.

          4.    Assignee Indemnification.  Assignee hereby agrees to indemnify,
                ------------------------
defend and hold harmless Assignor from and against any loss, cost, damage, or expense arising from or in connection with any liability or obligation related to the Mortgage Loan and the Mortgage Loan Documents arising by virtue of acts or omissions by Assignee which accrue or occur on or after the date hereof.

          5.    Governing Law; Parties Bound.  This Assignment shall be governed
                ----------------------------
by the laws of the State of ________ and shall be binding upon, and inure to the benefit of, the parties to this Assignment and their respective heirs, legal representatives, successors and assigns.

          IN WITNESS WHEREOF, this Assignment has been signed, sealed and delivered by the parties as of the date first above written.


WITNESSED BY:                 ASSIGNOR:

______________________________  By:________________________

Name:_________________________
                                By:________________________
______________________________  Name:______________________
                                Title:_____________________

Name:_________________________


WITNESSED BY:                 ASSIGNEE:

______________________________  By:________________________

Name:_________________________
                                By:________________________
______________________________  Name:______________________
                                Title:_____________________
Name:________________________

STATE OF ___________     )
                         )  ss:
COUNTY OF ___________    )

     The foregoing instrument was acknowledged before me this _____ day of ______, 2000, by ________________, as ______________ of _______________, a
 __________ corporation, _____________ of _________________, a
___________________, on behalf of the _____________, who is personally known to me or who has produced a driver's license as identification.

                              __________________________________
                              Name:
                              Notary Public, State of ________________
                              My commission expires:

STATE OF ___________     )
                         )  ss:
COUNTY OF ___________    )

     The foregoing instrument was acknowledged before me this _____ day of ______, 2000, by _________________, as ______________ of __________________, a
________ corporation, ______________ of ______________________, a ___________,
on behalf of the _________________, who is personally known to me or who has produced a driver's license as identification.

                              __________________________________
                              Name:
                              Notary Public, State of ________________
                              My commission expires:

                                                                       EXHIBIT F

                                    FORM OF
                            ASSIGNMENT OF TRADEMARKS
                            ------------------------

          This ASSIGNMENT OF TRADEMARKS is made and entered into as of the ____ day of _____, 2000, by and between _____________ ("Assignor"), and __________
                                                   --------
("Assignee").
----------

          WHEREAS, Assignor owns all right, title and interest in and to the trademarks, service marks and trade names listed in Schedule A annexed hereto (the "Marks"); and
      -----

          WHEREAS, Assignee is desirous of acquiring the Marks, and any applications and registrations thereof;

          NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignor does hereby assign, sell and transfer to Assignee its entire right, title and interest in and to the Marks, together with the goodwill of the business symbolized by the Marks, and any applications and registrations thereof.

Dated:                        (Assignor)

                              _________________________________

                              By:______________________________

                              Name:

                              Title:

STATE OF ___________     )
                         )  ss:
COUNTY OF ___________    )

          On this _____day of ______ 2000, before me personally appeared __________________, to me known who, being by me duly sworn, did depose and say that he is the _________________ (title) of ________________, Inc., Assignor, described herein and which executed the foregoing instrument and that he signed his name thereto.

           ________________________
                 Notary Public

                                                                       EXHIBIT G

                            SEVERANCE BENEFITS PLAN
                            -----------------------

Except for those employees who are covered by employment agreements with Echelon International Corporation, each Transferred Employee that is terminated as part of any work force reduction plan implemented by Buyer within twelve (12) months of the Closing Date will receive:

* Two weeks base salary for each year of service with Echelon International Corporation (pro rated, not truncated);

* One week base salary for each $10,000 of base salary (pro rated, not truncated);

* Payment for any accrued but unpaid vacation time;

* However, in no event will the payment be less than 4 weeks base salary; and

* Any earned, but unpaid, bonus payment for 2000.

                                                                       EXHIBIT H

                             INTENTIONALLY OMITTED
                             ---------------------

                                                                       EXHIBIT I

                                    FORM OF
                                TITLE AFFIDAVIT
                                ---------------

STATE OF ___________  )
                      )  ss:
COUNTY OF ___________ )


The undersigned, [PROPERTY OWNER], hereinafter called Affiant, being duly sworn, says that:

1.   Affiant is the owner in fee simple of the premises described on Exhibit A
                                                                             -
     attached hereto.

2. Affiant has present possession of all the premises subject to lessees or tenants in possession.

3. Affiant states further that no work has been done or materials furnished to said premises, or any part thereof, or demolition of existing improvements conducted thereon, for the past six (6) months and that there are no outstanding claims for the furnishings of material or labor for the erection, construction, alteration or demolition of any building on the premises whereby the same are now or might become subject to mechanic's or other liens, except as listed on Exhibit B attached hereto.
                                              -

4. Affiant further represents that it has not received notice of an assessment for any public improvements affecting the property prior to the date of closing that would give rise to a special property tax assessment against the property described on Exhibit A after the date of closing.
                                       -

5. Affiant is not currently in bankruptcy under the U.S. Code, and further represents to its knowledge that there are no pending proceedings or unsatisfied judgments of record, nor any tax liens filed against Affiant, except as shown on Exhibit C attached hereto; that if there are any judgments, bankruptcies, probate proceedings, state or federal tax liens of record against parties with same or similar names, they are not against Affiant.

6. Affiant agrees not to place of record any lien or encumbrance upon the above-mentioned property from the date hereof to the date of recordation of documents executed and delivered in connection with the above commitment.

This affidavit is made for the purpose of inducing one or more of LANDAMERICA FINANCIAL GROUP's title insurers to issue an Owner's policy of title insurance on the premises without exception to rights of parties in possession or intervening matters which do or do not appear of record between the date of closing and recordation.



                              By:__________________________________

                              Title:_________________________________


Subscribed and sworn to before me this _____ day of ____________, ____


                              ________________________________
                              Notary Public

                              ________________________________
                              Address

                              ________________________________


Commission expires:

                                                                       EXHIBIT J

                                    FORM OF
                                 GAP INDEMNITY
                                 -------------

                                                        TITLE NO. ______________

     THIS INDEMNITY, given by [Property Owner] (hereinafter called Indemnitor) to [LANDAMERICA FINANCIAL GROUP] (hereinafter called Company) on _____________, 2000.

     WHEREAS, Indemnitor has requested Company to issue its policy(s) of title insurance insuring an interest in or title to certain real estate in ______________ County (City) _____________, described in Policy/Commitment No.
_____________ issued by Company and/or described in Exhibit A attached hereto and made a part hereof without exception to, or providing certain affirmative insurance against, the following matters (hereinafter referred to as the Exception):

     Defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing in the public records on attaching subsequent to the effective date hereby but prior to the date the proposed insured acquires for value of record the estate or interest or mortgage thereon covered by this commitment, other than mechanics' and materialman's claims.

     AND WHEREAS, Company is unwilling to so issue such policy(s) unless indemnified by Indemnitor as hereinafter provided;

     AND WHEREAS, Indemnitor has, as an inducement to Company, offered to indemnify Company against loss or damage which Company may become liable for by reason of the omission or deletion of the Exception in said Policy or Commitment against loss, damage, cost or expense which may result from the matters referred to in the Exception;

     NOW, THEREFORE, the condition of this obligation is such that if Indemnitor, its heirs, administrators, executors, successors, and assigns, or any of them, shall and do at all times hereinafter well and sufficiently save, defend, keep harmless, and indemnify Company, its successors and assigns of and from all loss, damage, cost, change, liability or expense, including court costs and reasonable attorneys' fees, which it may sustain, suffer or be put to under its policy or policies of title insurance or otherwise on account of the omission or deletion of, or affirmative insurance in connection with, the Exception due to or arising from any act or omission of Indemnitor and in the event any claims or liens in connection with the Exception are filed of record which are so due to the action or omission of Indemnitor; shall cause same to be paid and discharged of record without delay, or otherwise disposed of to Company's reasonable satisfaction, then this obligation shall be null and void, otherwise to remain in full force and effect until the date of policy issuance.

     The conditions, covenants, and terms of this Indemnity attached hereto as Schedule A are incorporated herein by reference.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals this ______ day of __________, 2000.


                              INDEMNITOR

                              [PROPERTY OWNER]


                              By: __________________________

                              _____________________________(SEAL)

                              Address: __________________________

                                       __________________________

                              Telephone: ________________________

                            SCHEDULE A TO EXHIBIT J
                            -----------------------

      THE CONDITIONS, COVENANTS, AND TERMS OF THE ATTACHED INDEMNITY ARE:

     1. Indemnitor agrees that Company may, in its discretion, report to its proposed insured the existence of the matters set forth as the Exception and refuse to so issue such policy(s) of title insurance unless Company is furnished with satisfactory acknowledgment by the proposed insured that said proposed insured is aware of the existence of the matters set forth as of title insurance. The obligations of Indemnitor under this instrument shall continue until Company has ascertained through a lien search conducted as soon as possible following the issuance of the policy, that no matters of record have been filed between the date of the Commitment and the date of the policy. Company also agrees to conduct a lien search and update the effective date of the Commitment to a date immediately prior to the date of closing of the transaction pursuant to which the policy will be issued.

     2. Indemnitor agrees that if at any time Company deems it necessary in order to satisfy its obligations under said policy(s), it may, with notice to Indemnitor, pay, satisfy, compromise or do any other act reasonably necessary to obtain a release or discharge of the Exception to the title (provided however, that such Exception is due to the act or omission of Indemnitor, and Indemnitor has had a reasonable opportunity to satisfy the obligation itself.) Indemnitor hereby authorizes and empowers Company to advance and pay any sums reasonably necessary to obtain a release, discharge or satisfaction of the matters set forth as the Exception to the title. Indemnitor shall promptly furnish such funds so expended by Company following demand therefor.

     3. If Company shall sustain or incur loss or damage because Indemnitor failed to provide sufficient funds upon demand by Company, Indemnitor shall become indebted to Company in amount equal to the loss and expense sustained or incurred by Company and agrees to repay Company that amount on demand, together with interest thereon, from the date of demand, at the legal rate for judgments in the state where the real estate is located.

     4. If Indemnitor fails timely to take such steps as in the opinion of Company are reasonably necessary to remove the matters set forth herein as the Exception to the title, on or before agreed date as provided herein, Company is authorized in its reasonable discretion to take whatever steps, including but not limited to the commencement of legal action or payment of money, that it determines necessary to remove said matters, and in connection therewith Indemnitor shall, upon demand, advance to Company all funds necessary, including all costs, attorneys' fees, and other expenses.

     5. Company shall have the right with the reasonable approval of Indemnitor to select and approve any and all counsel who may be retained by Company or by Indemnitor to defend any action brought by any party as a result of Company issuing its policy(s) without showing said Exception, or insuring against loss, damage, cost or expense which may result from the matters referred to in said Exception, or any counsel retained by Company or Indemnitor to bring any action or to perform any work to correct the matters shown in the Exception, and Indemnitor agrees promptly to pay the counsel to selection or approved by Company.

     6. In this instrument, wherever the context so requires, the singular number includes the plural, and where there is more than one person included as Indemnitor the obligations of this agreement shall be binding on all such persons jointly and severally. "Policy" shall be deemed to include a binder or commitment; and "Commitment" shall be deemed to include binder.

     7. If any provision hereof is held to be void or unenforceable under the laws of any place covering its construction or enforcement, this instrument shall not be void or vitiated thereby, but shall be construed to be in force with the same effect as though such provision were omitted.

     8. The liability of Indemnitor under this instrument is direct and primary and is not conditioned or contingent upon prior pursuit of any remedies by Company except demand for performance upon Indemnitor. Indemnitor shall be liable for and shall pay promptly to Company all costs, expenses and reasonable attorneys' fees incurred by Company in enforcing its rights hereunder.

     9. This instrument shall be binding upon Indemnitor, and its successors and assigns and shall inure to the benefit of Company, its successors or assigns, including, without limitation, any other insurer involved in reinsuring, in any matter, any liabilities of Company under any policy(s) of title insurance or endorsement(s) thereto issued in reliance hereon.

     10. Written notice shall be deemed to have been duly served if delivered to the person or to a member of the firm or to an officer of the corporation for whom it was intended, or if delivered at or sent by registered or certified mail to the appropriate address shown herein.

                                                                       EXHIBIT K

                                    FORM OF
                                FIRPTA AFFIDAVIT
                                ----------------


                       CERTIFICATION OF NONFOREIGN STATUS
                       ----------------------------------

          Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (buyer) that withholding of tax is not required upon the disposition of U.S. real property interest, the undersigned hereby certify the following:

          1. The undersigned are not nonresident aliens for purposes of U.S. Income taxation;

          2. The undersigned's U.S. taxpayer identifying numbers are identified on Schedule A; and

          3.  The undersigned's address is:

               c/o Susan Glatthorn Johnson, Esq.
               General Counsel & Senior Vice President
               Echelon International Corporation
               450 Carillon Parkway, Suite 200
               St. Petersburg, Florida  33716

          The undersigned understand that this Certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement it has made here could be punished by fine, imprisonment, or both.

          Under penalties of perjury the undersigned declare that they have examined this Certification and to the best of their knowledge and belief it is true, correct, and complete.

                              Dated:  __________ ___, 2000

                              [INSERT HERE THE LIST OF SUBS FOR
                              PURCHASE AND SALE AGREEMENT]

                              By:_____________________________
                              Name:___________________________
                              Title:____________________________

                                                                       EXHIBIT L

                             JOINT DIRECTION LETTER

                                    [February] __, 2000

LandAmerica Financial Group
3922 Coconut Palm Drive, Suite 102
Tampa, Florida  33619

Attention:  Juanita M. Shuster

Dear Ms. Shuster:

          Reference is made to (a) the Purchase and Sale Agreement dated January __, 2000 (the "Purchase and Sale Agreement") by and among Echelon International Corporation and certain of its subsidiaries, collectively, as Sellers (collectively, in such capacity, referred to herein as the "Seller"), and Echelon Residential LLC, as Buyer (the "Buyer"), and (b) the Subscription Agreement dated January __, 2000 (the "Subscription Agreement") by and among Echelon International Corporation and certain of its subsidiaries, collectively, as Transferor (collectively, in such capacity, referred to herein as the "Transferor"), and Heller Affordable Housing of Florida, Inc., as Transferee (the "Transferee"). Unless otherwise defined or provided, capitalized terms herein shall have the meanings ascribed to such terms in the Purchase and Sale Agreement or Subscription Agreement, respectively, as the case may be.

          This Joint Direction Letter is delivered to LandAmerica Financial Group as Escrow Agent under the Purchase and Sale Agreement and under the Subscription Agreement (in such capacity, referred to herein as "Escrow Agent") pursuant to Section 7.7 of the Purchase and Sale Agreement and Section 7.7 of the Subscription Agreement and, once delivered by the parties hereto, shall be irrevocable in all respects.

          1. Each of the Seller, the Buyer, the Transferor and the Transferee hereby expressly acknowledges, agrees, represents and warrants and, to the extent the following waivers and confirmation may only be validly made by any other signatory hereto but not by it, based upon and in reliance upon the acknowledgement, agreement, representations and warranties of such other parties hereby made, that, except for the conditions described in Sections 6.1(c), (i) and (j) and 6.2(c), (i) and (j) of the Purchase and Sale Agreement and Sections 6.1(c), (i) and (j) and 6.2(c), (i) and (j) of the Subscription Agreement, each of the conditions to the closing of the transactions described in the Purchase and Sale Agreement and the Subscription Agreement (including, without limitation, conditions based upon (x) the accuracy as of any date of the representations and warranties of any party thereto, (y) compliance by any party thereto with its covenants or other obligations thereunder, and (z) the deliveries to Escrow Agent of the Escrowed Items required thereby) have been satisfied or waived as of the date hereof.

          2. Each of the Seller and the Buyer hereby represents and warrants that (a) to the best of its knowledge, after due inquiry, none of the conditions described in Sections 6.1(i) and (j), and 6.2 (i) and (j) of the Purchase and Sale Agreement has occurred, and (b) the Purchase and Sale Agreement has not been amended, supplemented, terminated (pursuant to Section 9 thereof or otherwise) or otherwise modified, except such amendments, supplements or modifications as (i) are permitted by the Merger Agreement, (ii) would not reduce the aggregate Purchase Price and would not affect Sections 7.7, 7.8 or 12.2 of the Purchase and Sale Agreement and
(iii) are attached as exhibits hereto.

          3. Each of the Transferor and Transferee hereby represents and warrants that (a) to the best of its knowledge, after due inquiry, none of the conditions described in Sections 6.1(i) and (j), and 6.2(i) and (j) of the Subscription Agreement has occurred, and (b) the Subscription Agreement has not been amended, supplemented, or terminated (pursuant to Section 9 thereof or otherwise) or otherwise modified, except such amendments, supplements or modifications as (i) are permitted by the Merger Agreement, (ii) would not reduce the aggregate cash portion of the Transfer Value and would not affect Sections 7.7, 7.8 or 12.2 of the Subscription Agreement and (iii) are attached as exhibits hereto.

          4. The Seller and the Buyer each hereby further confirm to Escrow Agent that (a) listed on Schedule I hereto is a list of all items required to be delivered by the Buyer and/or the Seller to Escrow Agent under Sections 7.4 and
7.5 of the Purchase and Sale Agreement (the "Purchase Escrowed Items"), (b) all such items, including the Purchase Price, have been delivered to Escrow Agent under the Purchase and Sale Agreement, (c) the amount of the Purchase Price is $______, and (d) the aggregate amount of Asset Sales Proceeds (as such term is defined in the Purchase and Sale Agreement) is $______.

          5.  The Transferor and the Transferee each hereby further confirm that
(a) listed on Schedule II hereto is a list of all items required to be delivered by the Transferor and/or the Transferee under Sections 7.4 and 7.5 of the Subscription Agreement (the "Subscription Escrowed Items"), (b) all such items, including the Transfer Value, have been delivered to Escrow Agent under the Subscription Agreement, and (c) the amount of the cash portion of the Transfer Value, after giving effect to any Reduction in Transfer Value as the result of the consummation on or prior to the date hereof of any Pending Transactions (as such term is defined in the Subscription Agreement) is $_____[, the Reduction in Transfer Value is $______ and the Excess Amount (as such term is defined in the Subscription Agreement is $_______]).

          6. The Buyer and the Seller hereby irrevocably instruct you as follows:

          (a) Immediately following the filing by Escrow Agent of the Articles of Merger with respect to the Merger with the Department of State of the State of Florida or the receipt by Escrow Agent of notice that such filing has occurred, the Purchase Escrowed Items shall be promptly delivered by Escrow Agent to the party entitled to same and, in particular,

        (i) the Purchase Price shall be delivered, by wire transfer of immediately available funds, to the Surviving Corporation or as it shall direct; and

        (ii) the aggregate amount of Asset Sales Proceeds shall be delivered, by wire transfer of immediately available funds, to the Buyer or as it shall direct.

          (b) If (i) the Purchase and Sale Agreement has been terminated pursuant to Section 9.1 thereof, or (ii) the Tender Offer Expiration Date does
                    ---
not occur on or prior to the third Business Day after the date hereof, the Purchase Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent, and these instructions shall cease to have any effect.

          7. The Transferor and the Transferee hereby irrevocably instruct Escrow Agent as follows:

          (a) Immediately following the filing by Escrow Agent of the Articles of Merger with respect to the Merger with the Department of State of the State of Florida or the receipt by Escrow Agent of notice that such filing has occurred, the Subscription Escrowed Items shall be promptly delivered by Escrow Agent to the party entitled to same and, in particular,

        (i)     the Preferred Stock shall be delivered to the Surviving
                Corporation;

        (ii) the cash portion of the Transfer Value plus the amount of any Reduction in Transfer Value shall be delivered, by wire transfer of immediately available funds, to the Surviving Corporation or as it shall direct;

        (iii) an amount equal to fifteen (15%) percent of the Excess Amount shall be delivered, by wire transfer of immediately available funds, to Echelon Commercial LLC or as it shall direct; and

        (iv) an amount equal to eighty-five (85%) percent of such Excess Amount shall be delivered, by wire transfer of immediately available funds, to the Transferee for credit to the Cash Collateral Account (as such term is defined in the Heller Lease).

          (b) If (i) the Subscription Agreement has been terminated pursuant to
Section 9.1 thereof, or (ii) the Tender Offer Expiration Date does not occur on
        ---
or prior to the third Business Day after the date hereof, the Subscription Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent, and these instructions shall cease to have any effect.

          8. These instructions may not be revoked, modified, superseded or amended, without the prior written consent of each of the Seller, the Buyer, the Transferee, the Transferor, and EIN Acquisition Corp.

          Please acknowledge your receipt hereof and of each of the Purchase Escrowed Items, and Subscription Escrowed Items, including the Purchase Price and the Transfer Value, and your agreement, irrevocably, to comply herewith, by signing the enclosed copies of this letter and delivering copies hereof to each of the Buyer, the Seller, the Transferee, the Transferor, and EIN Acquisition Corp. EIN Acquisition Corp. is joining in the execution hereof for the purpose of acknowledging its receipt hereof and agreement to be bound hereby, subject to all of the terms and conditions hereof.

          IN WITNESS WHEREOF, this irrevocable Joint Direction Letter has been signed this __ day of [February], 2000.

                              ECHELON INTERNATIONAL CORP., [list all
                              subsidiaries parties to Purchase and Sale
                              Agreement], as Seller

                              By:__________________________________________
                                  Name:
                                  Title:

                              ECHELON INTERNATIONAL CORP.,
                              [list all subsidiaries party to Subscription
                              Agreement], as Transferor

                              By:__________________________________________
                                  Name:
                                  Title:

                              ECHELON RESIDENTIAL LLC, as Buyer

                              By:__________________________________________
                                  Name:
                                  Title:

                              HELLER AFFORDABLE HOUSING OF
                                 FLORIDA, INC., as Transferee

                               By:__________________________________________
                                  Name:
                                  Title:

ACKNOWLEDGED AND AGREED:

LANDAMERICA FINANCIAL GROUP

By:______________________________
    Name:________________________
    Title:_______________________

RECEIPT ACKNOWLEDGED:

EIN ACQUSITION CORP.

By:______________________________
    Name:________________________
    Title:_______________________

                                                                       EXHIBIT M
                                                                       ---------

                            JOINT INSTRUCTION LETTER


                                  [February] __, 2000


LandAmerica Financial Group
3922 Coconut Palm Drive, Suite 102
Tampa, Florida  33619
Attention:  Juanita M. Shuster

Dear Ms. Shuster:

      Reference is made to (a) the Purchase and Sale Agreement dated January __, 2000 (the "Purchase and Sale Agreement") by and among Echelon International Corporation and certain of its subsidiaries, collectively, as Sellers (collectively, in such capacity, referred to herein as the "Seller"), and Echelon Residential LLC, as Buyer (the "Buyer"), (b) the Subscription Agreement dated January __, 2000 (the "Subscription Agreement") by and among Echelon International Corporation and certain of its subsidiaries, collectively, as Transferor (collectively, in such capacity, referred to herein as the "Transferor"), and Heller Affordable Housing of Florida, Inc., as Transferee (the "Transferee"), and (c) that certain Joint Direction Letter of even date herewith made by the Seller, the Buyer, the Transferor and the Transferee and delivered to you pursuant to Sections 7.7 of the Purchase and Sale Agreement and
Section 7.7 of the Subscription Agreement (the "Joint Direction Letter").
Unless otherwise defined or provided, capitalized terms herein shall have the meanings ascribed to such terms in the Purchase and Sale Agreement or Subscription Agreement, respectively, as the case may be.

      This Joint Instruction Letter is delivered to LandAmerica Financial Group as Escrow Agent under the Purchase and Sale Agreement and under the Subscription Agreement (in such capacity, referred to in herein as "Escrow Agent") pursuant to Section 7.8 of the Purchase and Sale Agreement and Section 7.8 of the Subscription Agreement and, once delivered by the parties hereto, shall be irrevocable in all respects. A copy of this Joint Instruction Letter shall be delivered by Escrow Agent to EIN Acquisition Corp., a Florida corporation, ("EIN") and to Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, for the benefit of itself and Utrecht-America Finance Co. (collectively "Lender") and may be relied upon by EIN and Lender as if it had been addressed to them directly.

      1. Each of the Buyer and the Transferee hereby expressly acknowledges, agrees, represents and warrants and, to the extent the following waivers and confirmation may only be validly made by the other party hereto or by any other signatory to the Joint Direction Letter but not by it, based upon and in reliance upon, but not in any event subject to, the waivers and acknowledgements of such other parties hereby and thereby made, that, except for the conditions described in Sections 6.1(c), (i) and (j) and 6.2(c), (i) and (j) of the Purchase and Sale Agreement and Sections 6.1(c), (i) and (j) and 6.2(c), (i) and (j) of the Subscription Agreement, each of the conditions to the closing of the transactions described in the Purchase and Sale Agreement and the Subscription Agreement (including, without limitation, conditions based upon (x) the accuracy as of any date of the representations and warranties of any party thereto, (y) compliance by any party thereto with its covenants or other obligations thereunder, and (z) the deliveries to Escrow Agent of the Escrowed Items required hereby or thereby) have been satisfied or waived as of the date hereof.

      2. The Buyer hereby represents and warrants that (a) to its knowledge, none of the conditions described in Sections 6.1(i) and (j), and 6.2 (i) and (j) of the Purchase and Sale Agreement has occurred, and (b) the Purchase and Sale Agreement has not been amended, supplemented, terminated (pursuant to Section 9 thereof or otherwise) or otherwise modified, except such amendments, supplements or modifications as (i) are permitted by the Merger Agreement, (ii) would not reduce the aggregate Purchase Price and would not affect Sections 7.7, 7.8, or
12.2 of the Purchase and Sale Agreement and (iii) are attached as exhibits hereto. On the Closing Date under the Purchase and Sale Agreement, Buyer agrees to deliver to Escrow Agent a certificate reconfirming for the benefit of Escrow Agent, EIN and Lender the representations and warranties of the preceding sentence together with the other items required to be delivered to EIN as provided in Section 7.8 of the Purchase and Sale Agreement.

      3. The Transferee hereby represents and warrants that (a) to its knowledge, none of the conditions described in Sections 6.1(i) and (j), and 6.2(i) and (j) of the Subscription Agreement has occurred, and (b) the Subscription Agreement has not been amended, supplemented, or terminated (pursuant to Section 9 thereof or otherwise) or otherwise modified, except such amendments, supplements or modifications as (i) are permitted by the Merger Agreement, (ii) would not reduce the aggregate cash portion of the Transfer Value and would not affect Sections 7.7, 7.8, or 12.2 of the Subscription Agreement and (iii) are attached as exhibits hereto. On the Closing Date under the Subscription Agreement, the Transferee agrees to deliver to Escrow Agent a certificate reconfirming for the benefit of Escrow Agent, EIN and Lender the representations and warranties of the preceding sentence together with the other items required to be delivered to EIN as provided in Section 7.8 of the Subscription Agreement.

      4. The Buyer hereby further confirms that (a) listed on Schedule I hereto is a list of all items required to be delivered by the Buyer and/or the Seller to Escrow Agent under Sections 7.4 and 7.5 of the Purchase and Sale Agreement (the "Purchase Escrowed Items"), (b) all such items, including the Purchase Price, have been delivered to Escrow Agent under the Purchase and Sale Agreement, (c) the amount of the Purchase Price is $______, (d) the aggregate amount of Asset Sales Proceeds (as such term is defined in the

Purchase and Sale Agreement) is $_______, and (e) the Joint Direction Letter required by Section 7.7 of the Purchase and Sale Agreement has been delivered by the Buyer and the Seller to Escrow Agent.

      5. The Transferee hereby further confirms that (a) listed on Schedule II hereto is a list of all items required to be delivered by the Transferor and/or the Transferee under Sections 7.4 and 7.5 of the Subscription Agreement (the "Subscription Escrowed Items"), (b) all such items, including the Transfer Value, have been delivered to Escrow Agent under the Subscription Agreement, (c) the amount of the cash portion of the Transfer Value, after giving effect to any Reduction in Transfer Value as the result of the consummation on or prior to the date hereof of any Pending Transactions (as such term is defined in the Subscription Agreement) is $_____[, the Reduction in Transfer Value is $______ and the Excess Amount (as such term is defined in the Subscription Agreement is $_______]), and (d) the Joint Direction Letter required by Section 7.7 of the Subscription Agreement has been delivered by the Transferor and the Transferee to Escrow Agent.

      6. The Buyer hereby irrevocably, and without condition except as provided in this paragraph, instructs Escrow Agent as follows:

      (a) immediately following the filing by Escrow Agent of the Articles of Merger with respect to the Merger with the Department of State of the State of Florida or the receipt by Escrow Agent of notice that such filing has occurred, the Purchase Escrowed Items shall be promptly delivered by Escrow Agent to the party entitled to same and, in particular,

      (i) the Purchase Price shall be delivered, by wire transfer of immediately available funds, to the Surviving Corporation or as it shall direct; and

      (ii) the aggregate amount of Asset Sales Proceeds shall be delivered, by wire transfer of immediately available funds, to the Buyer as follows: [Echelon Residential LLC wire instructions].

      (b) If (i) the Purchase and Sale Agreement has been terminated pursuant to Section 9.1 thereof, or (ii) the Tender Offer Expiration Date does not occur
           ---
on or prior to the third Business Day after the date hereof, the Purchase Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent, and these instructions shall cease to have any effect.

      7. The Transferee hereby irrevocably, and without condition except as provided in this paragraph, instructs Escrow Agent as follows:

      (a) immediately following the filing by Escrow Agent of the Articles of Merger with respect to the Merger with the Department of State of the State of Florida or the receipt by Escrow Agent of notice that such filing has occurred, the Subscription Escrowed Items shall be promptly delivered by Escrow Agent to the party entitled to same and, in particular,

       (i)    the Preferred Stock shall be delivered to the Surviving
              Corporation;

       (ii) the cash portion of the Transfer Value plus the amount of any Reduction in Transfer Value shall be delivered, by wire transfer of immediately available funds, to the Surviving Corporation or as it shall direct;

       (iii) an amount equal to fifteen (15%) percent of any Excess Amount shall be delivered, by wire transfer of immediately available funds, to Echelon Commercial LLC as follows: [Echelon Commercial LLC wire instructions]; and

       (iv) an amount equal to eighty-five (85%) percent of such Excess Amount shall be delivered, by wire transfer of immediately available funds, to the Transferee for credit to the Cash Collateral Account (as such term is defined in the Heller Lease) as follows: [Heller Affordable Housing of Florida Inc., Cash Collateral Account wire instructions].

      (b)  If (i) the Subscription Agreement has been terminated pursuant to
Section 9.1 thereof, or (ii) the Tender Offer Expiration Date does not occur on
        ---
or prior to the third Business Day after the date hereof, the Subscription Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent, and these instructions shall cease to have any effect.

  8. These instructions may not be revoked, modified, superseded or amended, without the prior written consent of each of the Buyer, the Transferee, EIN and Lender.

  Please acknowledge your receipt hereof and of each of the Joint Direction Letter, Purchase Escrowed Items, and Subscription Escrowed Items, including the Purchase Price and the Transfer Value, and your agreement, irrevocably, to comply herewith, by signing the enclosed copies of this letter and delivering copies hereof to each of the Buyer, the Transferee, EIN and Lender. EIN and Lender and joining in the execution hereof for the purpose of acknowledging their receipt hereof and agreement to be bound hereby, subject to all of the terms and conditions hereof.

      IN WITNESS WHEREOF, this irrevocable Joint Instruction Letter has been signed this __ day of [February], 2000.

                              ECHELON RESIDENTIAL LLC, as Buyer

                              By:___________________________________
                                 Name:
                                 Title:

                              HELLER AFFORDABLE HOUSING OF
                              FLORIDA, INC., as Transferee

                              By:___________________________________
                                 Name:
                                 Title:

ACKNOWLEDGED AND AGREED:

LANDAMERICA FINANCIAL GROUP

By:____________________________
   Name:_______________________
   Title:______________________

RECEIPT ACKNOWLEDGED:


EIN ACQUSITION CORPORATION


By:____________________________
   Name:_______________________
   Title:______________________


COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A
"RABOBANK NEDERLAND", NEW YORK BRANCH

By:____________________________
   Name:_______________________
   Title:______________________